Exhibit 10.33

PLAINSCAPITAL BANK – LOAN NO.

LOAN AGREEMENT

THIS LOAN AGREEMENT (as amended, modified or restated from time to time, this “Agreement") dated as of DECEMBER 13, 2013 (the “Effective Date”), is between PLAINSCAPITAL BANK, a Texas state bank (together with its successors and assigns, “Lender”), and JBGL CAPITAL, LP, a Delaware limited partnership (“Debtor”).

RECITALS

WHEREAS, Debtor has requested that Lender extend the Credit Facility to Debtor on the terms described in this Agreement.

WHEREAS, Lender is willing to make the Credit Facility available to Debtor upon and subject to the provisions, terms and conditions set forth in the Loan Documents.

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.          Definitions. As used in this Agreement, all exhibits, appendices and schedules hereto, and in any other Loan Documents made or delivered pursuant to this Agreement, the following terms will have the meanings given such terms in this Section 1 or in the provisions, sections or recitals herein:

“50' and 60' Phase II Lots” means the lots described on Exhibit A attached hereto.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Borrowing Base” means, at any time of determination, a sum equal to:

(a)          prior to MAY 31, 2014, THIRTY-FIVE PERCENT (35.00%) of the most recently appraised value of the Property other than the 50’ and 60’ Phase II Lots, plus, with respect to the 50’ and 60’ Phase II Lots, FORTY PERCENT (40.00%) of the most recently appraised value of the 50’ and 60’ Phase II Lots, in each case pursuant to appraisals acceptable to Lender in its sole discretion; and

(b)          from and after MAY 31, 2014, THIRTY-FIVE PERCENT (35.00%) of the most recently appraised value of the Property pursuant to appraisals acceptable to Lender in its sole discretion.

“Builder” shall mean the Person which whom a Grantor shall have contracts to sell ONE (1) or more Lots under a Builder Contract.

“Builder Contract” means each contract between (a) Debtor and/or a Grantor and (b) a Builder, relating to the sale and purchase of Lots located in the Property.

“Builder Contract Lot Net Proceeds” means the gross proceeds received by a Grantor in respect to the payment of the Option Price Per Lot by a Builder determined on a Lot by Lot basis from the sale of Lots under each Builder Contract, less the earnest money deposit and closing costs applicable thereto.

“Business Day” means any day other than a Saturday, Sunday or any other day on which the Federal Reserve Bank of Dallas, Texas, is closed.

LOAN AGREEMENT – PAGE 1 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of Texas; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different articles or divisions of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the Property.

“Collateral Assignment” means, individually and collectively, each COLLATERAL ASSIGNMENT executed on or after the Effective Date in favor of Lender and which secures repayment of the Indebtedness.

“Constituent Documents” means (a) in the case of a corporation, its articles or certificate of incorporation and bylaws; (b) in the case of a general partnership, its partnership agreement; (c) in the case of a limited partnership, its certificate of limited partnership and partnership agreement; (d) in the case of a trust, its trust agreement; (e) in the case of a joint venture, its joint venture agreement; (f) in the case of a limited liability company, its articles of organization or certificate of formation and operating agreement or regulations; and (g) in the case of any other entity, its organizational and governance documents and agreements.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means as to any Person at any time (without duplication) all items of indebtedness, obligation or liability of a Person, whether mature or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

“Deed of Trust” means, individually and collectively, (a) that certain DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, ASSIGNMENT OF RENTS, AND FINANCING STATEMENT dated as of even date herewith, executed by JBGL MUSTANG LLC, a Texas limited liability company, for the benefit of Lender (as the same may be amended, modified or restated from time to time), and (b) each other deed of trust or mortgage instrument executed after the Effective Date by a Grantor in favor of Lender (as the same may be amended, modified or restated from time to time) and which secures repayment of the Indebtedness.

“Default” means any Event of Default or event which with notice and/or the passage of time would be an Event of Default.

“Dollars” and “$” mean lawful money of the United States of America.

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Grantor” means an Obligor that has executed a Deed of Trust that covers Property that is at such time of determination subject to a lien in favor of Lender.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

LOAN AGREEMENT – PAGE 2 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

“Guarantor” means any Person, whether one or more, who from time to time guarantees all or any part of the Indebtedness.

“Guaranty” means a GUARANTY AGREEMENT, whether one or more, executed by Guarantor (as the same may be amended, restated or modified from time to time).

“Indebtedness” means (a) all indebtedness, obligations and liabilities of Debtor to Lender of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, and regardless of whether such indebtedness, obligations and liabilities may, prior to their acquisition by Lender, be or have been payable to or in favor of a third party and subsequently acquired by Lender (it being contemplated that Lender may make such acquisitions from third parties), including without limitation all indebtedness, obligations and liabilities of Debtor to Lender now existing or hereafter arising under (i) the Note, this Agreement, the other Loan Documents or any draft, acceptance, guaranty, endorsement, letter of credit, assignment, purchase, overdraft, discount or indemnity agreement, (ii) any agreement (including related confirmations and schedules) between Debtor and Lender or any Affiliate of Lender now existing or hereafter entered into which is, or relates to, a rate swap, basis swap, forward rate transaction, cap transaction, floor transaction, collar transaction or any other similar transactions (including any option with respect to any of these transactions) or any combination thereof, or (iii) otherwise, (b) all accrued but unpaid interest on any of the indebtedness described in (a) above, (c) all obligations of Obligors to Lender under the Loan Documents, (d) all costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the indebtedness and obligations described in (a), (b) and (c) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys’ fees and (e) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (a), (b), (c) and (d) above.

“Loan Documents” means this Agreement, the Note, each Deed of Trust, each Collateral Assignment, the Guaranty and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Loans.

“Loans” means all advances under the Credit Facility as established pursuant to the Loan Documents from time to time.

“Lot” or “Lots” shall mean the platted lots in the Property which are covered by and the subject matter of a Builder Contract.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise) or prospects of an Obligor (individually or taken as a whole), (b) the ability of an Obligor to pay or perform the Indebtedness, (c) any of the rights of or benefits available to Lender under the Loan Documents or (d) the validity or enforceability of the Loan Documents.

“Note” means, collectively, any promissory note evidencing all or part of the Indebtedness from time to time (as any such Note may be amended, modified or restated from time to time).

“Obligors” means Debtor, Guarantor or any other Person who guaranteed or is otherwise obligated to pay or perform all or any portion of Indebtedness.

“Option Price per Lot” shall mean the total consideration payable by a Builder for any Lot pursuant to a Builder Contract.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity, and shall include such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

“Property” means all of the collateral, assets and other property granted or pledged under a Deed of Trust.

LOAN AGREEMENT – PAGE 3 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

All words and phrases used herein shall have the meaning specified in the Code except to the extent such meaning is inconsistent with this Agreement. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Any accounting term used in the Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Effective Date unless Debtor and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

2.           Credit Facility.

(a)          Revolving Credit Facility.

(i)          Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to make loans to Debtor under a credit facility (the “Credit Facility”) in an aggregate sum not to exceed the lesser of: (A) an amount equal to the Borrowing Base, or (B) SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00) (the “Maximum Amount”), on a revolving basis from time to time during the period commencing on the Effective Date and continuing until the earlier of: (1) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; and (2) DECEMBER 13, 2015.

(ii)         If at any time the sum of the aggregate principal amount of Loans outstanding hereunder exceeds the lesser of the Maximum Amount or the Borrowing Base, such amount shall be deemed an “Overadvance.” Debtor shall make a payment on the Note (to be applied to the principal balance thereof) in an amount equal to such Overadvance plus all accrued and unpaid interest thereon within THREE (3) days following written demand from Lender. Notwithstanding anything contained herein to the contrary, an Overadvance shall be considered a Loan and shall bear interest at the interest rates set forth in the Note evidencing the Credit Facility and be secured by this Agreement.

(iii)        Subject to the terms and conditions hereof, Debtor may borrow, repay and reborrow funds under the Credit Facility.

(b)          Funding. Each advance under the Credit Facility shall be in the amount of at least ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00). Lender reserves the right to require not less than FIVE (5) days’ prior notice of each Loan under the Credit Facility, specifying the aggregate amount of such Loan together with any documentation relating thereto as Lender may reasonably request; including, but not limited to, a Borrowing Base report. Debtor shall give Lender notice of each Loan under the Revolving Credit Facility by no later than 1:00 p.m. (Dallas, Texas time). Lender may accept telephonic requests for such Loan, provided that such acceptance shall not constitute a waiver of Lender’s right to require delivery of a written request in connection with subsequent Loans. Lender shall have no liability to Debtor for any loss or damage suffered by Debtor as a result of Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically, by facsimile or electronically and purporting to have been sent to Lender by Debtor and Lender shall have no duty to verify the origin of any such communication or the identity or authority of the Person sending it. Subject to the terms and conditions of this Agreement, each Loan under this section shall be made available to Debtor by depositing the same, in immediately available funds, in an account of Debtor designated by Debtor or by paying the proceeds of such Loan to a third party designated by Debtor.

(c)          Use of Proceeds. The Loans under the Credit Facility shall be used by Debtor for working capital in the ordinary course of business.

LOAN AGREEMENT – PAGE 4 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(d)          Fees. Debtor agrees to pay to Lender the following origination fees on the applicable payment dates set forth below:

Fee Amount	Payment Date
0.50% of the Maximum Amount	Effective Date
0.50% of the Maximum Amount	Twelve (12) month anniversary of the Effective Date
0.50% of the Maximum Amount	Eighteen (18) month anniversary of the Effective Date

The foregoing origination fees shall be deemed fully earned as of the Effective Date. The foregoing origination fees shall compensate Lender for its costs and expenses in the structuring of the Credit Facility and (to the maximum extent permitted by applicable law) shall not be deemed interest.

(e)           Partial Release.

(i)            Each Grantor shall have the right to sell, convey or otherwise transfer all or any portion of the Property, whether on a Lot by Lot basis or otherwise, so long as in respect to each sale, conveyance or other transfer, such Grantor is entitled to partial releases of any part of the Property in accordance with clauses (ii) and/or (iii) below.

(ii)           Each Grantor shall have the right to obtain partial releases of any part of the Property (each such part being a “Release Parcel”) from the lien of any Deed of Trust (other than in satisfaction of such Grantor’s obligations under any Builder Contract, which is contemplated by clause (iii) below), in each case without affecting the lien granted by any Deed of Trust against the remainder of the Property, upon the satisfaction, with respect to each Release Parcel to be released, of the following:

(A)         Any and all sums then due and payable to Lender under the Loan Documents shall be current (including, without limitation, principal and interest under the Note) and no Default or Event of Default shall exist and be continuing, and

(B)         The release of the Release Parcel would not cause an Overadvance (by reason of either the paydown of a portion of the principal amount of the Indebtedness or the pledge of additional Property).

(iii)         Each Grantor shall have the right, without regard to the existence of an Overadvance or the existence of an Event of Default, to obtain partial releases of the Property on a Lot by Lot basis, for those portions of the Property that are covered by a Builder Contract, from time to time and at such time as such Grantor is entitled to receive the Option Price per Lot from the Builder in question and such Option Price per Lot is actually paid by the Builder. So long as an Overadvance does not exist and no Default or Event of Default exists, THIRTY-FIVE PERCENT (35.00%) of the Builder Contract Net Lot Proceeds received by a Grantor at the closing of the sale of the Lot in question shall be paid to Lender in reduction of the Indebtedness. In the event that an Overadvance or an Event of Default exists at the time of the closing of the sale of such Lot, ONE HUNDRED PERCENT (100.00%) of the Builder Contract Lot Net Proceeds of the sale of the Lot or Lots in question shall be paid to Lender in reduction of the Indebtedness, until such them as an Overadvance no longer exists and/or the Event of Default in question has been cured.

LOAN AGREEMENT – PAGE 5 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

3.            Note. Rate and Computation of Interest. The Credit Facility shall be evidenced by a Note duly executed by Debtor and payable to the order of Lender, in form and substance acceptable to Lender. Interest on the Note shall accrue at the rates set forth therein. The principal of and interest on the Note shall be due and payable in accordance with the terms and conditions set forth in the Note and in this Agreement. All payments made by Debtor under this Agreement and the other Loan Documents shall be made to Lender at Lender’s offices as set forth herein in Dollars and immediately available funds, without setoff, deduction or counterclaim, and free and clear of all taxes, at the time and in the manner provided in the Note.

4.             Collateral.

(a)          Additional Documents. To secure full and complete payment and performance of the Indebtedness, Debtor shall execute and deliver or cause to be executed and delivered all of the Loan Documents reasonably required by Lender covering the Collateral. Debtor shall execute and cause to be executed such further documents and instruments, as Lender, in its reasonable discretion, deems necessary or desirable to create, evidence, preserve and perfect its liens and security interests in the Collateral. In the event any of the Loan Documents evidencing or securing the Indebtedness misrepresents or inaccurately reflects the correct terms and/or provisions of the Indebtedness, each Obligor shall upon request by Lender and in order to correct such mistake, execute such new documents or initial corrected, original documents as Lender may deem reasonably necessary to remedy said errors or mistakes. Each Obligor shall execute such other documents as Lender shall deem reasonably necessary to correct any defects or deficiencies in the Loan Documents. Any Obligor’s failure to execute such documents as requested shall constitute an Event of Default under this Agreement.

(b)          Setoff. As further security for the Indebtedness, Debtor grants to Lender a first lien and contractual right of set-off in and to all money and property of Debtor now or at any time hereafter coming within the custody or control of Lender, including (without limitation) all certificates of deposit and other accounts, whether such certificates of deposit and/or accounts have matured or not, and whether the exercise of such right of set-off results in loss of interest or other penalty under the terms of the certificate of deposit or account agreement. It is further agreed that Lender shall have a first lien on all deposits and other sums at any time credited by or due from Lender to Debtor as security for the payment of the Indebtedness, and Lender, at its option after the occurrence of a Default may without notice and without any liability, hold all or any part of any such deposits or other sums until all amounts owing under the Loan Documents have been paid in full, and/or Lender may apply or set-off all or any part of any such deposits or other sums credited by or due from Lender to or against any sums due under the Loan Documents in any manner and in any order of preference which Lender, in its sole discretion, chooses. The rights and remedies of Lender hereunder are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

(c)          Satisfaction of Indebtedness. Until the Indebtedness has been indefeasibly paid and fully satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted) and the commitments of Lender under the Credit Facility have been terminated, Lender shall be entitled to retain the security interests in the Collateral granted under the Loan Documents and the ability to exercise all rights and remedies available to Lender under the Loan Documents and applicable laws.

5.            Conditions Precedent.

(a)           Initial Loan. The obligation of Lender to make the initial Loan under the Credit Facility is subject to the condition precedent that Lender shall have received, or such condition shall be otherwise satisfied, as of the Effective Date, to Lender’s satisfaction:

(i)          Closing Certificate. A CLOSING CERTIFICATE of an officer of each Obligor that is not a natural Person, or an officer of the governing body of such Obligor, which certifies: (1) the resolutions of such Person authorizing the execution, delivery, and performance of the Loan Documents that such Obligor is a party to; (2) certificates of the appropriate government officials of the state of organization of each such Obligor and any governing body of such Obligor, and any state any such Person is currently doing business as to the existence, qualification and good standing of such Person, dated no more than TEN (10) days prior to the Effective Date; (3) the true and correct Constituent Documents of each such Obligor and any governing body of such Obligor and (4) the names of the individuals or other Persons authorized to sign the Loan Documents that such Obligor is a party to, together with specimen signatures of such Persons.

LOAN AGREEMENT – PAGE 6 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(ii)         Loan Documents. The Loan Documents executed by each Obligor party thereto.

(iii)        Lien Search. The results of a Code or other lien search showing all financing statements and other documents or instruments on file against the applicable Obligor in such locations as Lender may reasonably request, dated no more than TEN (10) days prior to the Effective Date.

(iv)        Financing Statements. Code financing statements covering the Collateral shall have been filed with such filing offices as Lender may request.

(v)         Insurance Matters. Copies of insurance certificates describing all insurance policies as may be required by Lender, together with loss payee and lender endorsements in favor of Lender with respect to all insurance policies covering the Collateral.

(vi)        Fees and Expenses. Evidence that the costs and expenses of Lender (including reasonable attorneys’ fees) and all fees owing to Lender, shall have been paid in full by Debtor.

(vii)       Real Property. (1) a binding commitment for title insurance policy in form and substance and from a title insurance company satisfactory to Lender, agreeing to issue a mortgagee policy of title insurance insuring the lien of Lender on the Property granted on the Effective Date, with such endorsements and affirmative coverage as Lender may reasonably request, and (2) evidence satisfactory to Lender that such Property is not located within the 100-year flood plain or within any “wetlands” area as designated and defined by The Federal Manual for Identifying and Delineating Jurisdictional Wetlands (or successor standard specified by Lender).

(viii)      Phase I. A Phase I environmental report covering the Property granted on the Effective Date, in form and content and conducted and prepared by an environmental consultant acceptable to Lender. Obligor agrees that Lender may disclose the contents of such environmental report to Governmental Authorities and Obligor shall deliver to Lender the written consent to such disclosure from the respective environmental consultant.

(ix)         Appraisal. An appraisal covering the Property granted on the Effective Date, addressed to Lender, in form and content acceptable to Lender, in its discretion, and conducted and prepared by an appraiser acceptable to Lender. The appraisal shall comply with all appraisal requirements of the Lender and any Governmental Authority and shall reflect a fair value for the Property granted on the Effective Date equal to or in excess of that specified by the Lender as a condition to making credit and other financial accommodations available pursuant to this Agreement.

(x)          Other Matters. Such other documents and agreements as may be required by Lender in its reasonable discretion.

(b)          All Loans. The obligation of Lender to make any Loan shall be subject to the following additional conditions precedent:

(i)          Request for Loan. Lender shall have received in accordance with this Agreement, a request for a Loan in form and content satisfactory to Lender in its reasonable discretion dated as of the date of request and executed by an authorized officer of Debtor.

LOAN AGREEMENT – PAGE 7 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(ii)         No Default, Etc. No Default or event which could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing, or would result from or after giving effect to such Loan.

(iii)        Representations and Warranties. All of the representations and warranties contained in the Loan Documents shall be true and correct in material respects on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date.

(c)          Additional Collateral. The obligation of Lender to accept any additional Property as Borrowing Base Collateral after the Effective Date shall be subject to the following conditions precedent:

(i)          Nature of Property. Such Property shall be acceptable to Lender in its sole discretion.

(ii)         No Default, Etc. No Default or event which could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing, or would result from or after giving effect to such Loan.

(iii)        Representations and Warranties. All of the representations and warranties contained in the Loan Documents shall be true and correct in material respects on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date.

(iv)        Loan Documents. Lender shall have received an appropriate Deed of Trust in substantially the form attached to Exhibit B attached hereto, and such other Loan Documents executed by each Obligor party thereto as shall be reasonably requested by Lender.

(v)         Lien Search. Lender shall have received the results of a Code or other lien search showing all financing statements and other documents or instruments on file against the applicable Obligor in such locations as Lender may reasonably request, dated no more than TEN (10) days prior to the Effective Date.

(vi)        Financing Statements. Code financing statements covering the additional Property shall have been filed with such filing offices as Lender may request.

(vii)       Insurance Matters. Lender shall have received copies of insurance certificates describing all insurance policies as may be required by Lender, together with loss payee and lender endorsements in favor of Lender with respect to all insurance policies covering the additional Property.

(viii)      Fees and Expenses. Lender shall have received evidence that the costs and expenses of Lender (including reasonable attorneys’ fees) and all fees owing to Lender, shall have been paid in full by Debtor.

(ix)         Real Property. Lender shall have received (1) a binding commitment for title insurance policy in form and substance and from a title insurance company satisfactory to Lender, agreeing to issue a mortgagee policy of title insurance insuring the lien of Lender on the additional Property, with such endorsements and affirmative coverage as Lender may reasonably request, and (2) evidence satisfactory to Lender that such Property is not located within the 100-year flood plain or within any “wetlands” area as designated and defined by The Federal Manual for Identifying and Delineating Jurisdictional Wetlands (or successor standard specified by Lender).

LOAN AGREEMENT – PAGE 8 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(x)          Phase I. Lender shall have received a Phase I environmental report covering the additional Property, in form and content and conducted and prepared by an environmental consultant acceptable to Lender. Obligor agrees that Lender may disclose the contents of such environmental report to Governmental Authorities and Obligor shall deliver to Lender the written consent to such disclosure from the respective environmental consultant.

(xi)         Appraisal. Lender shall have received an appraisal covering additional Property, addressed to Lender, in form and content acceptable to Lender, in its discretion, and conducted and prepared by an appraiser acceptable to Lender. The appraisal shall comply with all appraisal requirements of the Lender and any Governmental Authority and shall reflect a fair value for such Property equal to or in excess of that specified by the Lender as a condition to making credit and other financial accommodations available pursuant to this Agreement.

(xii)        Other Matters. Lender shall have received such other documents and agreements as may be required by Lender in its reasonable discretion.

6.             Representations and Warranties. Each Obligor hereby represents and warrants, and upon each request for a Loan or request to add additional Collateral to the Borrowing Base, represents and warrants to Lender as follows:

(a)          Existence. Each Obligor that is not a natural person (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each Obligor has the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.

(b)          Binding Obligations. The execution, delivery, and performance of the Loan Documents by each Obligor have been duly authorized by all necessary action by such Obligor, and constitute legal, valid and binding obligations of such Obligor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c)          No Consent. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated thereby, do not (i) conflict with, result in a violation of, or constitute a default under (1) any provision of the Constituent Documents (if any) or other instrument binding upon any Obligor, (2) any law, governmental regulation, court decree or order applicable to any Obligor, or (3) any contractual obligation, agreement, judgment, license, order or permit applicable to or binding upon any Obligor, (ii) require the consent, approval or authorization of any third party, or (iii) result in or require the creation of any lien, charge or encumbrance upon any property or asset of any Obligor except as may be expressly contemplated in the Loan Documents.

(d)          Financial Condition. Each financial statement of each Obligor supplied to Lender truly discloses and fairly presents such Person’s financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of any Obligor subsequent to the date of the most recent financial statement supplied to Lender.

(e)          Operation of Business. Debtor possesses all contracts, licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Debtor is not in violation of any valid rights of others with respect to any of the foregoing, except any violations that could not reasonably be expected to have a Material Adverse Effect.

LOAN AGREEMENT – PAGE 9 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(f)          Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of any Obligor, threatened against or affecting such Obligor that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against any Obligor.

(g)          Debt. Debtor has no Debt other than the Permitted Debt.

(h)          Disclosure. No statement, information, report, representation, or warranty made by any Obligor in the Loan Documents or furnished to Lender in connection with the Loan Documents or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Obligor which could reasonably be expected to have a Material Adverse Effect that has not been disclosed in writing to Lender.

(i)          Subsidiaries, Ventures. Etc. Debtor has no Subsidiaries or joint ventures or partnerships other than those listed in Schedule I and such Schedule sets forth the jurisdiction of organization of each such Person and the percentage of Debtor’s ownership interest in such Person. All of the outstanding ownership interest of Person described in such Schedule has been validly issued, is fully paid, and is non-assessable.

(j)          Agreements. Debtor is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate or other organizational restriction which could reasonably be expected to have a Material Adverse Effect. Debtor is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.

(k)          Compliance with Laws. No Obligor is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, the violation of which could reasonably be expected to have a Material Adverse Effect.

(l)          Taxes; Governmental Charges. Each Obligor has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. No Obligor has knowledge of any pending investigation of such Obligor by any taxing authority or any pending but unassessed tax liability.

(m)          Use of Proceeds; Margin Securities. Debtor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of regulations of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

(n)          Solvency. On the Effective Date and on the date of each Loan, Debtor will be and after giving effect to the requested Loan, will be, solvent.

7.          Affirmative Covenants. Until all Indebtedness is indefeasibly paid or performed, and Lender has no further commitment to lend under the Credit Facility, Debtor agrees and covenants as follows:

(a)          Payment of Obligations. Debtor will pay its obligations, including tax liabilities, that, if not paid, could become a lien on any of its property, before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (ii) Debtor has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

(b)          Maintenance and Conduct of Business. Debtor will (i) keep, maintain and preserve all property (tangible and intangible) material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, agreements and franchises material to the conduct of its business, and (iii) engage in an efficient and economical manner in a business of the same general type and within Debtor’s powers under Constituent Documents.

LOAN AGREEMENT – PAGE 10 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(c)          Books and Records; Inspection Rights. Debtor will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Debtor will permit any representatives designated by Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(d)          Compliance with Laws. Debtor will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e)          Compliance with Agreements. Debtor will comply, in all material respects with all material agreements, contracts, and instruments binding on it or affecting its properties, assets or business.

(f)          Additional Subsidiaries. If any Subsidiary of Debtor is formed or acquired after the Effective Date, Debtor will notify Lender thereof and Debtor will (if requested by Lender) cause such Subsidiary to become a Guarantor within FIVE (5) Business Days after such Subsidiary is formed or acquired.

(g)          Notice of Indebtedness. Debtor will promptly inform Lender of the creation, incurrence or assumption by Debtor of any actual or contingent liabilities not permitted under this Agreement.

(h)          Notices of Material Events. Debtor will furnish to Lender prompt written notice of the following:

(i)          the occurrence of any Default;

(ii)         the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against any Obligor that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(iii)        any and all material adverse changes in any Obligor’s financial condition and all claims made against any Obligor that could materially affect the financial condition of such Obligor.

Each notice delivered under this Section shall be accompanied by a statement of an officer of Debtor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(i)          Accounts. To induce Lender to establish the interest rates provided for in the Note and in order to enable Lender to more fully monitor Debtor’s financial condition, Debtor will use Lender as its depository bank for the maintenance of business, cash management, operating and administrative accounts.

8.          Negative Covenants. Until all Indebtedness is indefeasibly paid or performed, and Lender has no further commitment to lend under the Credit Facility, Debtor agrees and covenants as follows:

(a)          Fundamental Change. Debtor will not (i) make any material change in the nature of its business as carried on as of the Effective Date, (ii) amend or permit the amendment of any of its Constituent Documents in a manner that a reasonable person should anticipate would be adverse to Lender in any material manner, (iii) liquidate, merge or consolidate with or into any other Person, (iv) make a change in organizational structure or the jurisdiction in which it is organized, or (v) permit any change in Debtor’s legal name, or the state of Debtor’s organization, to another jurisdiction.

LOAN AGREEMENT – PAGE 11 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(b)          OTHER CHANGES. DEBTOR WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER, (i) CREATE, INCUR OR ASSUME INDEBTEDNESS FOR BORROWED MONEY, INCLUDING CAPITAL LEASES, OTHER THAN INDEBTEDNESS EXPRESSLY PERMITTED BY THE LOAN DOCUMENTS, (ii) SELL, TRANSFER, MORTGAGE, ASSIGN, PLEDGE, LEASE (OTHER THAN IN THE ORDINARY COURSE OF BUSINESS), GRANT A SECURITY INTEREST IN OR ENCUMBER ANY OF DEBTOR’S ASSETS (EXCEPT AS EXPRESSLY PERMITTED BY THE LOAN DOCUMENTS), OR (iii) SELL ANY OF DEBTOR’S ACCOUNTS, EXCEPT TO LENDER.

(c)          Loans. Debtor will not make loans or guarantee any obligation of any other Person or entity.

(d)          Transactions With Affiliates. Debtor will not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Debtor, except in the ordinary course of and pursuant to the reasonable requirements of Debtor’s business (upon prior written notice to Lender) and upon fair and reasonable terms no less favorable to Debtor than would be obtained in a comparable arm’s-length transaction with a Person or entity not an Affiliate of Debtor.

(e)          Dividends or Distributions. If a Default or an Event of Default exists or would exist by reason of the making thereof, Debtor will not declare or pay any dividends or distributions on any equity interest of Debtor to any Person, unless any such amounts are directly utilized for the payment of (i) principal or interest on Indebtedness owing from time to time by Debtor to Lender, or (ii) taxes owing by an equity holder of Debtor to the extent that such taxes are incurred as a result of the business operations of Debtor.

(f)          Impairment of Security Interest. Debtor will not take any action that would in any manner impair the enforceability of Lender’s security interest in any Collateral.

(g)          Change In Control. Debtor shall not permit any change in Control of Debtor or permit Debtor to reduce its equity ownership percentage in any Guarantor (as compared to its equity ownership percentage in such Guarantor on the Effective Date).

9.          Financial Covenants. Until all Indebtedness is indefeasibly paid or satisfied and Lender has no further commitment to lend under the Credit Facility, Debtor agrees and covenants that it will, unless Lender shall otherwise consent in writing:

(a)          Interest Coverage Ratio. Debtor will maintain an Interest Coverage Ratio as of the end of each fiscal quarter of Debtor of not less than 2.50 to 1.00.

(b)          Debt to Tangible Net Worth. Debtor will maintain, as of the last day of each calendar quarter, a ratio of (i) Debt, to (ii) Tangible Net Worth of not greater than 1.00 to 1.000.

(c)          Defined Terms.

(i)          “EBITDA” means, for any Person for any period of determination, an amount equal to (l) net income plus (2) the sum of the following to the extent deducted from net income: (A) interest expense; plus (B) income taxes; plus (C) depreciation; plus (D) amortization for such period determined and consolidated in accordance with GAAP.

LOAN AGREEMENT – PAGE 12 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(ii)         “Interest Coverage Ratio” means, for any period of determination, the ratio of (1) EBITDA for such period, to (2) interest expense for such period.

(iii)        “Tangible Net Worth” means, at any particular time, all amounts which, in conformity with GAAP, would be included as equity on a balance sheet of a Person; provided, however, there shall be excluded therefrom: (1) any amount at which the equity of such Person appears as an asset on such Person’s balance sheet, (2) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (3) patents, trademarks, trade names, and copyrights, (4) deferred expenses, (5) loans and advances to any equity holder, director, officer, or employee of the Person or any affiliate of such Person, and (6) all other assets which are properly classified as intangible assets.

A breach of a financial covenant contained in this Section shall be deemed to have occurred as of any date of determination thereof by Lender or as of the last day of any specified measuring period, regardless of when the financial statements or any certificate reflecting such breach are delivered to Lender.

10.         Reporting Requirements. Until all Indebtedness is indefeasibly paid and satisfied, and Lender has no further commitment to lend under the Credit Facility, Debtor agrees and covenants that it will furnish or cause to be furnished the following:

(a)          Interim Financial Statements. As soon as available, and in any event within FORTY-FIVE (45) days after the end of each calendar quarter, financial statements to include a balance sheet, income statement and cash flow statement of Debtor (on a consolidated and consolidating basis), as of the end of such calendar quarter, all in form and in reasonable detail satisfactory to Lender and duly certified (subject to year-end review adjustments) by an appropriate officer of Debtor (i) as being true and correct in all material aspects to the best of such officer’s knowledge (subject to year-end adjustments), and (ii) as having been prepared in accordance with GAAP.

(b)          Annual Financial Statements and Tax Returns. As soon as available and in any event (i) within NINETY (90) days after the end of each fiscal year, financial statements to include a balance sheet, income statement and cash flow statement of Debtor (on a consolidated and consolidating basis) and of Debtor’s Subsidiaries (on a combined basis), as of the end of such year, all in form and in reasonable detail satisfactory to Lender and duly certified by an appropriate officer of Debtor (1) as being true and correct in all material aspects to the best of such officer’s knowledge, and (2) as having been prepared in accordance with GAAP, and (ii) within THIRTY (30) days of filing and not later than November 15th of any year, annual income tax returns for Debtor and its Subsidiaries.

(c)          Borrowing Base. As soon as available and in any event within THIRTY-FIVE (35) days after the end of each calendar month or more often as may be required by Lender, a Borrowing Base report including sales activities with respect to the Property, in form and content satisfactory to Lender in its reasonable discretion.

(d)          Compliance Certificate. Concurrently with the delivery of each of the financial statements of Debtor referred to in Sections 10(a) and (b), a certificate of an officer of Debtor (i) stating that to such officer’s knowledge, no Event of Default has occurred and is continuing, or if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the calculations demonstrating compliance with the financial covenants set forth in Section 9 of this Agreement.

(e)          Management Letters. Promptly upon receipt thereof Debtor shall fumish to Lender, a copy of any management letter or written report submitted to Debtor by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of Debtor.

LOAN AGREEMENT – PAGE 13 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(f)          Notice of Default and Events of Default. As soon as possible and in any event within FIVE (5) Business Days after the occurrence of each Default, a written notice setting forth the details of such Default and the action which is proposed to be taken by Debtor with respect thereto.

(g)          General Information. Debtor shall promptly deliver such other information concerning any Obligor as Lender may request.

11.         Rights of Lender. If any Obligor fails to perform any agreement or obligation provided for in any Loan Document, Lender may itself perform, or cause performance of, such agreement or obligation, and the expenses of Lender incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

12.         Events of Default. Each of the following shall constitute an “Event of Default" under this Agreement:

(a)          Payment Default. The failure, refusal or neglect of Debtor to pay when due any part of the principal of, or interest on the Indebtedness owing to Lender by Debtor or any other indebtedness or obligations due and owing from Debtor to Lender under the Loan Documents from time to time and such failure, refusal or neglect shall continue unremedied for a period of TEN (10) days from the date such payment is due.

(b)          Performance or Warranty Default. Except as otherwise provided in this Agreement, the failure of any Obligor to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents or any other agreement with Lender, provided that, if such Default is curable but is not cured within FIVE (5) Business Days following written notice from Lender to such Obligor, then it shall be an Event of Default, except that, if (i) such curable Default cannot be cured within FIVE (5) Business Days, (ii) such Obligor has, within such period, taken such actions as deemed reasonably necessary and appropriate by Lender to cure such curable Default, and (iii) such Obligor shall continue to diligently pursue such actions, then such cure period shall be extended for a period of THIRTY (30) days.

(c)          Representations. Any representation contained herein or in any of the other Loan Documents made by an Obligor is false, misleading or erroneous in any material respect when made or when deemed to have been made.

(d)          Default under other Debt. The occurrence of any event which permits the acceleration of the maturity of any Debt for borrowed money in an aggregate principal amount in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) owing by any Obligor to any third party under any agreement or understanding.

(e)          Insolvency. If any Obligor (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of its assets, either in a proceeding brought by it or in a proceeding brought against it and such appointment is not discharged or such possession is not terminated within SIXTY (60) days after the effective date thereof or it consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, Bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Bankruptcy Law”) or an involuntary petition for relief is filed against it under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within SIXTY (60) days after the filing thereof, or an order for relief naming it is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by it; or (v) fails to have discharged within a period of SIXTY (60) days any attachment, sequestration or similar writ levied upon any property of it.

LOAN AGREEMENT – PAGE 14 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(f)          Judgment. The entry of any judgment against any Obligor or the issuance or entry of any attachments or other liens against any of the property of such Obligor for an amount in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (individually or in the aggregate) if uncontested, uninsured, undischarged, unbonded or undismissed on the date on which such judgment could be executed upon.

(g)          Action Against Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action.

(h)          Change in Control. Any change in Control of Debtor shall occur, or any event shall occur whereby Debtor’s equity ownership percentage in any Guarantor (as compared to its equity ownership percentage in such Guarantor on the Effective Date) is reduced.

(i)          Dissolution of Certain Person. Any Obligor shall have been dissolved, liquidated, or merged or consolidated with or into any other Person without the prior written consent of Lender.

(j)          Action of Lien Holder. The holder of any lien or security interest on the Collateral (without hereby implying the consent of Lender to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(k)          Transfer of the Property. Except as expressly permitted by the provisions of Section 2(e) above, without Lender’s prior written consent, title to all or any part of the Property (other than obsolete or wom personal property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than a Grantor or a permitted assignee, whether by operation of law or otherwise.

(l)          Loan Documents.(i) The Loan Documents shall at any time after their execution and delivery and for any reason cease (1) to create a valid and perfected first priority security interest (subject to Permitted Encumbrances) in and to the Collateral; or (2) to be in full force and effect or shall be declared null and void, or (ii) the validity of enforceability the Loan Documents shall be contested by any Obligor or any other Person party thereto or any Obligor shall deny it has any further liability or obligation under the Loan Documents.

Nothing contained in this Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

13.         Remedies and Related Rights. If an Event of Default shall have occurred and be continuing, and without limiting any other rights and remedies provided herein, under any of the Loan Documents or otherwise available to Lender, Lender may exercise one or more of the rights and remedies provided in this Section.

(a)          Remedies. Upon the occurrence of any one or more of the foregoing Events of Default, (i) the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other Indebtedness owing to Lender by Debtor at such time shall, at the option of Lender, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Debtor, and (ii) Lender may, at its option, cease further advances under the Note and this Agreement; provided, however, concurrently and automatically with the occurrence of an Event of Default under Section 12(e) further advances under the Loan Documents shall automatically cease, the Indebtedness at such time shall, without any action by Lender, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Debtor. All rights and remedies of Lender set forth in this Agreement and in any of the other Loan Documents may also be exercised by Lender, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default, and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

LOAN AGREEMENT – PAGE 15 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(b)          Deficiency. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, each Obligor (unless otherwise provided) shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

(c)          Non-Judicial Remedies. In granting to Lender the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Lender to enforce its rights by judicial process. Debtor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d)          Other Recourse. Each Obligor waives any right to require Lender to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Debtor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Lender. Each Obligor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Each Obligor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Obligor shall have no right of subrogation and each Obligor waives the right to enforce any remedy which Lender has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender. Each Obligor authorizes Lender, and without notice or demand and without any reservation of rights against such Obligor and without affecting such Obligor’s liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Lender may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

(e)          No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

(f)          Equitable Relief. Debtor recognizes that in the event Debtor fails to pay, perform, observe, or discharge any or all of the Indebtedness, any remedy at law may prove to be inadequate relief to Lender. Debtor therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

14.          Cross-Collateralization and Cross-Default. Debtor and Lender contemplate that Debtor and Lender have engaged or may, from time to time engage, in various loan transactions and that from time to time other circumstances may arise, in which Debtor becomes obligated to Lender, including transactions of a type that are very different from the transactions evidenced by the Loan Documents, including by notes, advances, overdrafts, bookkeeping entries, guaranty agreements, deeds of trust, or any other method or means (each a “Loan Obligation"). Each Obligor and Lender agree that all such transactions will be secured by the Collateral, and that the Indebtedness arising under this Agreement and the other Loan Documents will be secured by any collateral granted in connection with such Loan Obligation. Repayment of all Indebtedness and performance of all other obligations under this Agreement by Debtor shall not terminate Lender’s security interests in the Collateral, unless Lender executes a written release. If any default occurs under any Loan Obligation, then Lender may declare an Event of Default. An Event of Default shall be a default under such Loan Obligation. Lender’s failure to exercise cross-defaults shall not constitute a waiver by Lender of such right.

LOAN AGREEMENT – PAGE 16 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

15.         Indemnity. Debtor hereby indemnifies and agrees to hold harmless Lender, and its officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the "Claims”) which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person’s actions and/or inactions in connection with the Loan Documents). WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO ANY CLAIMS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON, EXCEPT TO THE LIMITED EXTENT THE CLAIMS AGAINST AN INDEMNIFIED PERSON ARE PROXIMATELY CAUSED BY SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. If Debtor or any third party ever alleges such gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as (a) a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct, or (b) Lender has expressly agreed in writing with Debtor that such Claim is proximately caused by such Indemnified Person’s gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity that is or has at any time been an Indemnified Person hereunder.

16.         Limitation of Liability. Neither Lender nor any officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Debtor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Debtor in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Debtor hereby waives, releases, and agrees not to sue Lender or any of Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

17.         No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Obligor or any of any Obligor’s equity holders or any other Person. Documents in connection with the transactions contemplated hereunder have been prepared by GARDERE WYNNE SEWELL LLP (“Lender's Counsel"). Debtor acknowledges and understands that Lender’s Counsel is acting solely as counsel to Lender in connection with the transaction contemplated herein, is not representing Debtor in connection therewith, and has not, in any manner, undertaken to assist or render legal advice to Debtor with respect to this transaction. Each Obligor has been advised to seek other legal counsel to represent each Obligor’s interests in connection with the transactions contemplated herein.

18.         Lender not Fiduciary. The relationship between Obligors and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with any Obligor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between any Obligor and Lender to be other than that of debtor and creditor.

19.         Waiver and Agreement.   Neither the failure nor any delay on the part of Lender to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Agreement or in any of the other Loan Documents and no departure by any Obligor therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

LOAN AGREEMENT – PAGE 17 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

20.         Benefits. This Agreement shall be binding upon and inure to the benefit of Lender and Obligors, and their respective heirs, personal representatives, successors and assigns, provided, however, that no Obligor may, without the prior written consent of Lender, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.

21.         Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the time of the expedited delivery and in the manner provided herein, or in the case of mail, upon the THIRD (3rd) day after deposit in a depository receptacle under the care and custody of the United States Postal Service. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address.

22.         Construction; Venue; Service of Process. The Loan Documents have been executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where Lender’s address set forth on Lender’s signature page hereof is located (the “Venue Site”). Any action or proceeding against any Obligor under or in connection with any of the Loan Documents may be brought in any state or federal court within the Venue Site. Each Obligor hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Each Obligor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of this Agreement. Nothing in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against any Obligor or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by any Obligor against Lender shall be brought only in a court located in the Venue Site.

23.         Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of the Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

24.         Expenses. Debtor shall pay all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) in connection with (a) the drafting and execution of the Loan Documents and the transactions contemplated therein, (b) any action required in the course of administration of the Indebtedness and obligations evidenced by the Loan Documents, and (c) any action in the enforcement of Lender’s rights upon the occurrence of an Event of Default.

25.         Participation of the Loans. Debtor agrees that Lender may, at its option, sell interests in the Loans and its rights under this Agreement to a financial institution or institutions and, in connection with each such sale, Lender may disclose any financial and other information available to Lender concerning Debtor to each prospective purchaser subject to obtaining a confidentiality agreement with each prospective purchaser prior to disclosing Debtor’s confidential information.

26.         Conflicts. Except as otherwise expressly provided in the Note, in the event any term or provision of this Agreement is inconsistent with or conflicts with any provision of the other Loan Documents, the terms and provisions contained in this Agreement shall be controlling.

LOAN AGREEMENT – PAGE 18 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

27.         Counterparts. The Loan Documents may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.

28.         Survival. All representations and warranties made in the Loan Documents or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of the Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

29.         Waiver of Right to Trial by Jury. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

30.         Patriot Act Notice. Lender hereby notifies each Obligor that pursuant to the requirements of Section 326 of the USA Patriot Act of 2001, 31 U.S.C. § 5318 (the “Act”), that Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the Act.

31.         Federal Small Business Certification. Debtor represents, warrants and certifies that none of the principals of Debtor or Debtor’s Affiliates have been convicted of, or pleaded nolo contendre to, any offense covered by 42 U.S.C. §16911(7). For purposes of this Section, the term “principal” means: (a) with respect to a sole proprietorship, the proprietor; (b) with respect to a partnership, each managing partner and each partner who is a natural person and holds a TWENTY PERCENT (20.00%) or more ownership interest in the partnership; and (c) with respect to a corporation, limited liability company, association or development company, each director, each of the FIVE (5) most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of TWENTY PERCENT (20.00%) or more of the ownership stock or stock equivalent of the entity.

32.         Regulation B—Notice of Joint Intent. If Debtor is more than one Person, Federal Regulation B (Equal Credit Opportunity Act) requires Lender to obtain evidence of Debtor’s intention to apply for joint credit. Debtor’s signature below shall evidence such intent. Debtor’s intent shall apply to future related extensions of joint credit and joint guaranty.

33.         Disclosure Relating to Collateral Protection Insurance. As of the date of this disclosure, Debtor and Lender have or shall have consummated a transaction pursuant to which Lender has agreed to make Loans to Debtor. Certain Obligors have pledged Collateral to secure the Indebtedness in accordance with the Loan Documents. This notice relates to such Obligors’ obligations with respect to insuring the Collateral against damage. To this end, Debtor must do the following:

(a)          Keep the Collateral insured against damage in the amount equal to the Indebtedness or as otherwise required by the Loan Documents;

(b)          Purchase the insurance from an insurer that is authorized to do business in Texas or an eligible surplus lines insurer;

(c)          Name Lender the person to be paid under the policy in the event of loss; and

(d)          Deliver to Lender a copy of the policy and proof of the payment of premiums.

Lender may obtain collateral protection insurance on behalf of Debtor at Debtor’s expense if Debtor fails to meet any of the foregoing requirements.

LOAN AGREEMENT – PAGE 19 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

34.         Notice of Final Agreement. It is the intention of each Obligor and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time). Each Obligor and Lender warrant and represent that the entire agreement made and existing by or among each Obligor and Lender with respect to the Loans is and shall be contained within the Loan Documents, and that no agreements or promises exist or shall exist by or among, any Obligor and Lender that are not reflected in the Loan Documents.

NOTICE OF FINAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

LOAN AGREEMENT – PAGE 20 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

AGREED as of the Effective Date.

LENDER:		ADDRESS:

PLAINSCAPITAL BANK		2323 Victory Avenue
Dallas, TX 75219
By:	/s/ Thomas Ricks
Name:	Thomas Ricks
Title:	Senior Vice President

With copies of notices to:		Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, TX 75201
Attention: Steven S. Camp

DEBTOR:		ADDRESS:

JBGL CAPITAL, LP		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Sub-Advisor, sub-advisor to Greenlight Capital, Inc., a Delaware corporation, Advisor to Greenlight Capital, LLC, a Delaware limited liability company, its General Partner

LOAN AGREEMENT – PAGE 21 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

JOINDER OF GUARANTOR

GUARANTOR hereby agrees and consents to the provisions of this Agreement and agrees to be bound by the terms and conditions set forth therein. All representations and warranties applicable to Guarantor contained in the Agreement are true and correct on and as of the Effective Date.

GUARANTOR:		ADDRESS:

JBGL CASTLE PINES, LP		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	JBGL Castle Pines Management, LLC
Its:	General Partner

By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL CHATEAU, LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL EXCHANGE LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL HAWTHORNE LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL INWOOD LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL KITTYHAWK LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL MUSTANG LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

LOAN AGREEMENT – PAGE 22 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

JBGL WILLOW CREST LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205

By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

Documents Prepared By:

Steven S. Camp

Gardere Wynne Sewell LLP

1601 Elm Street, Suite 3000

Dallas, TX 75201

214-999-4354

LOAN AGREEMENT – PAGE 23 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

SCHEDULE I

TO

LOAN AND SECURITY AGREEMENT

Subsidiaries. Joint Ventures. Partnerships

None.

SCHEDULE II

TO

LOAN AND SECURITY AGREEMENT

Other Debt

None.

EXHIBIT A TO

LOAN AND SECURITY AGREEMENT

50’ AND 60’ PHASE II LOTS

The following Lots in the following Blocks, of MUSTANG PARK PHASE SIX, an Addition to the City of Carrollton, Denton County, Texas, according to the Plat Records under Instrument File Number 2013-306, of the Plat Records of Denton County, Texas.

Block	Lot	Lot Size	Block	Lot	Lot Size
A	42	50	A	35	60
A	43	50	A	36	60
A	44	50	A	37	60
A	45	50	A	38	60
A	46	50	A	39	60
A	47	50	A	40	60
A	48	50	A	41	60
A	49	50	E	15	60
A	50	50	E	16	60
A	51	50	E	17	60
A	52	50	E	18	60
A	53	50	E	19	60
A	54	50	E	20	60
A	55	50	E	21	60
A	56	50	E	22	60
I	6	50	E	23	60
I	7	50	E	24	60
I	8	50	E	25	60
I	9	50	E	26	60
I	10	50	E	27	60
I	11	50	E	28	60
I	12	50	E	29	60
I	13	50	E	30	60
I	14	50	E	31	60
I	15	50	E	32	60
I	16	50	E	33	60
I	17	50	E	34	60
I	18	50	E	35	60
I	19	50	E	36	60
I	20	50	E	37	60
I	21	50	E	38	60
I	22	50	E	39	60
I	23	50	G	13	60
I	24	50	G	14	60
I	25	50	G	15	60
I	26	50	G	16	60
I	27	50	G	17	60
I	28	50	G	18	60
I	29	50	G	19	60
I	30	50	G	20	60
I	31	50	G	21	60
I	32	50	G	22	60
I	33	50	G	23	60
I	34	50	G	24	60
I	35	50	G	25	60
I	36	50	G	26	60
I	37	50	G	27	60
I	38	50	G	28	60
I	39	50	G	29	60
I	40	50	G	30	60
I	41	50	G	31	60
K	19	50	G	32	60
K	20	50	G	33	60
K	21	50	G	34	60
K	22	50	G	35	60
K	23	50	G	36	60
K	24	50	G	37	60
K	25	50	G	38	60
K	26	50	G	39	60
K	27	50	I	1	60
K	28	50	J	2	60
K	29	50	J	3	60
K	30	50	J	4	60
K	31	50	J	5	60
K	32	50	K	1	60
K	33	50	K	2	60
K	34	50	K	3	60
K	35	50	K	4	60
K	36	50	K	5	60
K	37	50	K	6	60
K	38	50	K	7	60
K	39	50	K	8	60
K	40	50	K	9	60
K	1	50	K	10	60
K	2	50	K	11	60
K	3	50	K	12	60
			K	13	60
			K	14	60
			K	15	60
			K	16	60
			K	17	60
			K	18	60
TOTAL 50’s		75	TOTAL 60’s		82

EXHIBIT B TO

LOAN AND SECURITY AGREEMENT

FORM OF DEED OF TRUST

[ATTACHED]

LOAN AND SECURITY AGREEMENT

PLAINSCAPITAL BANK,

a Texas state bank

and

JBGL CAPITAL, LP,

a Delaware limited partnership

DECEMBER 13, 2013

DEED OF TRUST – PAGE 1 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

EXHIBIT A TO LOAN AGREEMENT

FORM OF DEED OF TRUST

PLAINSCAPITAL BANK — LOAN NO.

After Recording Return To:

PLAINSCAPITAL BANK

2323 Victory Avenue

Dallas, TX 75219

Attention: Thomas Ricks

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES,
ASSIGNMENT OF RENTS, AND FINANCING STATEMENT

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, ASSIGNMENT OF RENTS, AND FINANCING STATEMENT (as amended, modified or restated from time to time, this “Deed of Trust”) is made on the date stated below by Grantor in favor of Trustee, for the benefit of Lender, who are identified and whose addresses are stated below. By signing this Deed of Trust, Grantor agrees to the terms and conditions and makes the covenants stated in this Deed of Trust.

“EFFECTIVE DATE”:

“GRANTOR”:

“LENDER”:	PLAINSCAPITAL BANK, a Texas state bank
2323 Victory Avenue
Dallas (Dallas County), TX 75219

“TRUSTEE”:	LES EUBANK
PLAINSCAPITAL BANK, a Texas state bank
325 North St. Paul St., Suite 175
Dallas (Dallas County), TX 75201

“NOTE”:	That certain PROMISSORY NOTE dated as of DECEMBER 13, 2013, in the original principal amount of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00), executed by JBGL CAPITAL, LP, a Delaware limited partnership (“Debtor”), and payable to Lender in accordance with the terms and conditions stated therein (as the same may be amended, modified or restated from time to time, the “Note”). The Note evidences a revolving line of credit.

DEED OF TRUST – PAGE 2 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

“GUARANTY”:	That certain GUARANTY AGREEMENT dated as of DECEMBER 13, 2013, executed by Grantor and each other guarantor party thereto (as the same may be amended, modified or restated from time to time, the “Guaranty”)

“LAND”:	The land described in Exhibit A attached hereto and made a part hereof for all purposes.

ARTICLE I

SECURITY

1.01       CONVEYANCE IN TRUST. For value received, the receipt and sufficiency of which Grantor acknowledges, and to secure the payment of the Indebtedness described in Section 2.01 and performance of the covenants and agreements of Grantor stated in this Deed of Trust and in the Loan Documents, Grantor conveys the Property described in Section 1.02, including without limitation, the Land, to the Trustee in trust, with power of sale, TO HAVE AND TO HOLD the Property, together with the rights, privileges, and appurtenances thereto belonging unto the Trustee and the Trustee’s substitutes or successors forever. Grantor binds itself and its heirs, executors, administrators, personal representatives, successors, and assigns to WARRANT AND FOREVER DEFEND the Property unto the Trustee, and the Trustee’s substitutes or successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof.

1.02       PROPERTY. The Property covered by this Deed of Trust includes the Land and the following items described in this Section 1.02. whether now owned or hereafter acquired by Grantor, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the Property covered by this Deed of Trust, and all rights, hereditaments and appurtenances pertaining thereto, all of which are referred to as the “Property”:

(a)         Any and all buildings, improvements (including, but not limited to, roads, curbs, gutters, public utilities, and drainage systems), and tenements now or hereafter attached to or placed, erected, constructed, or developed on the Land (the “Improvements”)

(b)         All equipment, fixtures, furnishings, inventory, and articles of personal property (the “Personalty”) now or hereafter attached to or used in or about the Improvements or that are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which Personalty is or may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Land or Improvements;

(c)         All water and water rights, timber, crops, and mineral interest pertaining to the Land;

(d)         All building materials and equipment now or hereafter delivered to and intended to be installed in or on the Land or the Improvements;

(e)         All plans and specifications for the Improvements and for any future development of or construction on the Land and all contracts and subcontracts relating to the construction of the Improvements on the Land;

(f)         All rights (but not Grantor’s obligations) under any contracts relating to the Land, the Improvements or the Personalty;

(g)        All deposits (including tenant security deposits), bank accounts, funds, deeds of trust, notes or chattel paper arising from or by virtue of any transactions related to the Land, the Improvements or the Personalty;

DEED OF TRUST – PAGE 3 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(h)         All rights (but not Grantor’s obligations) under any documents, contract rights, accounts, commitments, construction contracts (and all payment and performance bonds, statutory or otherwise, issued by any surety in connection with any such construction contracts, and the proceeds of such bonds), architectural contracts, engineering contracts, and general intangibles (including without limitation trademarks, trade names, and symbols) arising from or by virtue of any transactions related to the Land, the Improvements, or the Personalty;

(i)          All permits, licenses, franchises, certificates, and other rights and privileges now owned or held or hereafter obtained in connection with the Land, the Improvements, or the Personalty;

(j)          All development rights, utility commitments, water and wastewater taps, living unit equivalents, capital improvement project contracts, utility construction agreements with any governmental authority, including municipal utility districts, or with any utility companies (and all refunds and reimbursements thereunder) relating to the Land or the Improvements;

(k)         All proceeds arising from or by virtue of the sale, lease or other disposition of the Land, the Improvements, or the Personalty;

(l)          All proceeds (including premium refunds) of each policy of insurance relating to the Land, the Improvements, or the Personalty;

(m)        All proceeds from the taking of any of the Land, the Improvements, the Personalty or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof, including change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any law;

(n)         All right, title, and interest in and to all streets, roads, public places, easements, and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Land;

(o)         All of the Leases, rents, royalties, bonuses, issues, profits, revenues, or other benefits of the Land, the Improvements, or the Personalty, including without limitation cash or securities deposited pursuant to Leases to secure performance by the tenants of their obligations thereunder;

(p)         All consumer goods located in, on, or about the Land or the Improvements or used in connection with the use or operation thereof; however, neither the term “consumer goods” nor the term “Personalty” includes clothing, furniture, appliances, linens, china, crockery, kitchenware, or personal effects used primarily for personal, family, or household purposes;

(q)         All other interest of every kind and character that Grantor now has or at any time hereafter acquires in and to the Land, Improvements, and Personalty and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Grantor with respect to such property and all of Grantor’s rights (but not Grantor’s obligations) under any covenants, conditions, and restrictions for the Land, as the same may be amended from time to time, including Grantor's rights, title, and interests thereunder as declarant or developer, if applicable; and

(r)          All products and proceeds of the Personalty described in this Section 1.02 (the Personalty and other personal property described in this Section 1.02 being sometimes collectively referred to as the “Personal Property”).

ARTICLE II

INDEBTEDNESS AND PAYMENTS

2.01       INDEBTEDNESS. The indebtedness secured by this Deed of Trust (the “Indebtedness”) shall mean and include the following:

(a)          The Indebtedness (as defined in the Loan Agreement) including any and all sums becoming due and payable pursuant to the Note;

(b)         The Guaranteed Obligations (as defined in the Guaranty);

DEED OF TRUST – PAGE 4 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(c)            Any and all other sums becoming due and payable to Lender as a result of advancements made by Lender pursuant to the terms and conditions of this Deed of Trust or any other Loan Documents securing or executed in connection with or otherwise relating to the Note, including without limitation the repayment of any future advances made by Lender as provided in paragraph (c) below and the repayment of any sums advanced for the protection of Lender’s security pursuant to this Deed of Trust;

(d)            Lender may, from time to time, engage in various transactions and that from time to time other circumstances may arise, in which Debtor becomes obligated to Lender. Grantor understands that some of those transactions and circumstances may be of a type that is very different from the loan transaction evidenced in part by the Note and the circumstances connected therewith. Grantor desires and intends that Lender engage in all such transactions, and deal generally with Debtor with the assurance that any and all indebtedness and obligations now owed, and that may hereafter become owing, to Lender from Debtor, will be secured by the liens arising hereunder. Therefore, the conveyance made by this Deed of Trust, in addition to being made to secure payment of the Note, is also made in trust to secure and enforce the payment of all other indebtedness and obligations of Debtor to Lender whether presently existing, or in any manner or means hereafter incurred by Debtor, and evidenced in any manner whatsoever, either by notes, advances, overdrafts, bookkeeping entries, guaranty agreements, liens or security interest, deeds of trust, or any other method or means including any renewal and extension of the Note, or of any part of any present or future indebtedness or other obligations, of Debtor and including any further loans and advances made by Lender to Debtor. The fact of repayment of all Indebtedness, and performance of all other obligations, of Debtor, to Lender shall not terminate the lien arising hereunder unless the same be released by Lender at the request of Grantor; but otherwise it shall remain in full force and effect to secure all future advances, indebtedness and other obligations, regardless of any additional security that may be taken as to any past or future indebtedness or other obligations. In no event shall this conveyance secure payment of any installment loan or any open-end line of credit established under the Texas Finance Code; and

(e)            Any and all renewals, extensions, replacements, rearrangements, substitutions, or modifications of the Indebtedness, or any part of the Indebtedness.

2.02         OTHER LOAN DOCUMENTS. The term “Loan Documents” as used herein means this Deed of Trust, the Note, any guaranty and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining to the Note, including, but not limited to, that certain LOAN AGREEMENT dated as of DECEMBER 13, 2013, between Debtor and Lender (as amended, modified or restated from time to time, the “Loan Agreement”). This Deed of Trust shall also secure the performance of all obligations and covenants of Grantor under this Deed of Trust and the other Loan Documents. The terms and provisions of the Loan Agreement are herein incorporated herein by reference.

2.03         RESERVED.

2.04         APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, all payments received by Lender from Debtor under the Note or this Deed of Trust shall be applied by Lender in the following order of priority: (a) amounts payable to Lender by Grantor under this Deed of Trust; (b) sums payable to Lender under the Note, to be applied to principal or interest as provided in any other Loan Document, if no such provision, as Lender may determine in its discretion; and (c) any other sums secured by this Deed of Trust in such order as Lender, at Lender’s option, may determine.

2.05         GUARANTOR. The term “Guarantor” shall include any person, company, or entity obligated to pay or guaranteeing collection of all or any portion of the Indebtedness, directly, or indirectly.

2.06         SUBROGATION TO EXISTING LIENS; VENDOR’S LIEN. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Lender at Debtor’s request, and Lender shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the secured indebtedness, but the terms and provisions of this Deed of Trust shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Lender is subrogated hereunder. It is expressly understood that, in consideration of the payment of such indebtedness by Lender, Grantor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness. If all or any portion of the proceeds of the Indebtedness evidenced by the Note or of any other secured indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor’s lien is waived; and Lender shall have, and is hereby granted, a vendor’s lien on the Property as cumulative additional security for the secured indebtedness. Lender may foreclose under this Deed of Trust or under the vendor’s lien without waiving the other or may foreclose under both.

DEED OF TRUST – PAGE 5 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

ARTICLE III

SECURITY AGREEMENT

3.01         UNIFORM COMMERCIAL CODE SECURITY AGREEMENT. This Deed of Trust is also intended to be a security agreement between Grantor, as debtor, and Lender, as secured party, pursuant to the Code for any of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Code, and Grantor hereby grants Lender a security interest in all such items. Grantor shall pay or cause to be paid all costs of filing any financing statement and any extensions, renewals, amendments, and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Lender may reasonably require. Without the prior written consent of Lender, Grantor shall not create or suffer to be created pursuant to the Code any other security interest in said items, including replacements and additions thereto. Upon the occurrence of an Event of Default, including the covenants to pay when due all sums secured by this Deed of Trust, Lender shall have the remedies of a secured party under the Code and, at Lender’s option, may also invoke the remedies provided in this Deed of Trust as to such items. In exercising any remedies, Lender may proceed against the items of real property and any items of personal property specified above as part of the property separately or together and in any order whatsoever, without in any way affecting the availability of Lender’s remedies under the Code or of the remedies provided in this Deed of Trust.

3.02         NOTICES OF CHANGES. Grantor shall give advance notice in writing to Lender of any proposed change in Grantor’s name or jurisdiction in which Grantor is organized, and shall execute and deliver to Lender, prior to or concurrently with the occurrence of any such change, all additional financing statements that Lender may require to establish and maintain the validity and priority of Lender’s security interest with respect to any of the Property.

3.03         FIXTURES. Some of the items of the Property are goods that are or are to become fixtures related to the Land. Grantor and Lender intend that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Property is situated. Information concerning the security interest created by this Deed of Trust may be obtained from Lender, as secured party, at Lender’s address stated above. The mailing address of the Grantor, as debtor, is as stated above.

ARTICLE IV

ASSIGNMENT OF LEASES

4.01         ASSIGNMENT OF LEASES. Grantor assigns to Lender, and grants to Lender a security interest in, all of Grantor’s rights, but not Grantor’s obligations, under existing and future leases, including subleases, and any and all extensions, renewals, modifications, and replacements of such leases, upon any part of the Property (the “Leases”). Grantor also assigns to Lender all guaranties of tenant’s performance under the Leases. Prior to an Event of Default, Grantor shall have the right, without joinder of Lender, to enforce the Leases, unless Lender directs otherwise.

4.02         WARRANTIES CONCERNING LEASES AND RENTS. Grantor represents and warrants that:

(a)            Grantor has good title to the Leases hereby assigned and authority to assign them, and no other person or entity has any right, title or interest therein;

DEED OF TRUST – PAGE 6 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

(b)          All existing Leases are valid, unmodified and in full force and effect, except as indicated herein and no default exists thereunder;

(c)          Unless otherwise provided herein, no Rents or other sums owing under the Leases have been or will be assigned, mortgaged or pledged;

(d)          No Rents have been or will be anticipated, waived, released, discounted, set off or compromised; and

(e)          Except as indicated in the Leases, Grantor has not received any funds or deposits from any tenant that has not already been applied to the payment of accrued Rents.

4.03       GRANTOR’S COVENANTS OF PERFORMANCE. Grantor covenants to:

(a)          Perform all of its obligations under the Leases and give prompt notice to Lender of any failure to do so;

(b)          Give immediate notice to Lender of any notice Grantor receives from any tenant or subtenant under any Leases, specifying any claimed default by any party under such Leases;

(c)          Enforce the tenant’s obligations under the Leases;

(d)          Defend, at Grantor’s expense, any proceeding pertaining to the Leases, including, if Lender so requests, any such proceeding to which Lender is a party; and

(e)          Neither create nor permit any encumbrance upon Grantor’s interest as landlord of the leases, except this Deed of Trust and any other encumbrances permitted by this Deed of Trust.

4.04       PRIOR APPROVAL FOR ACTIONS AFFECTING LEASES. Grantor shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld):

(a)          Receive or collect Rents under any Lease more than one month in advance;

(b)          Encumber or assign future Rents;

(c)          Waive or release any obligation of any tenant under the Leases; or

(d)          Cancel, terminate or materially modify any of the Leases, cause, permit or accept any cancellation, termination or surrender of any of the Leases, or commence any proceedings for dispossession of any tenant under any of the Leases, except upon default by the tenant thereunder.

4.05         ATTORNMENT OF TENANTS. All future Leases of the Property shall specifically provide: (a) that such Leases are subordinate to this Deed of Trust; (b) that the tenant attorns to Lender, such attornment to be effective upon Lender’s acquisition of title to the Property; (c) that the tenant agrees to execute such further evidences of attornment as Lender may from time to time request; (d) that the attornment of the tenant shall not be terminated by foreclosure; and (e) that Lender may, at Lender’s option, accept or reject such attornments.

4.06         SETTLEMENT FOR TERMINATION. Grantor agrees that no settlement for damages for termination of any of the Leases under the Federal Bankruptcy Code, or under any other federal, state, or local statute, shall be made without the prior written consent of Lender, and any check in payment of such damages shall be made payable to both Grantor and Lender. Grantor hereby assigns any such payment to Lender, to be applied to the Indebtedness as Lender may elect, and Grantor agrees to endorse any check for payment to the order of Lender.

4.07         LENDER IN POSSESSION. Lender’s acceptance of this assignment shall not, prior to entry upon and taking possession of the Property by Lender, be deemed to constitute Lender a mortgagee in possession, nor obligate Lender to appear in or defend any proceeding relating to any of the Leases or to the Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to Lender. Lender shall not be liable for any injury or damage to person or property in or about the Property.

DEED OF TRUST – PAGE 7 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

4.08         APPOINTMENT OF ATTORNEY. Grantor hereby appoints Lender its attorney-in-fact, coupled with an interest, empowering Lender to subordinate any Leases to this Deed of Trust.

4.09         INDEMNIFICATION; HOLD HARMLESS. Grantor hereby indemnifies and holds Lender harmless from all liability, damage, or expense incurred by Lender from any claims under the Leases, including without limitation any claims by Grantor with respect to Rents paid directly to Lender after an Event of Default and claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Lender. All amounts indemnified against hereunder, including reasonable attorneys’ fees, if paid by Lender shall bear interest at the Maximum Lawful Rate, shall be payable to Grantor immediately without demand, and shall be secured by this Deed of Trust.

4.10         RECORDS. Upon request by Lender, Grantor shall deliver to Lender executed originals of all Leases and copies of all records relating thereto.

4.11         MERGER. There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Lender.

4.12         RIGHT TO RELY. Grantor authorizes and directs the tenants under the Leases to pay Rents to Lender upon written demand by Lender, without further consent of Grantor and regardless of whether Lender has taken possession of any other portion of the Property', and the tenants may rely upon any written statement by Lender to the tenants.

ARTICLE V

ASSIGNMENT OF RENTS

5.01         ASSIGNMENT OF RENTS. As part of the consideration for the Indebtedness, and for other valuable consideration, the receipt and sufficiency of which Grantor acknowledges, Grantor hereby assigns and transfers to Lender all rents, issues, income, receipts, and profits from the Property, and all security deposits and other security therefor, and any other property defined as “rents” under Chapter 64 of the Texas Property Code (collectively, the “Rents”), including those now due, or to become due by virtue of any Lease or other agreement for the occupancy or use of all or part of the Property, regardless of to whom the Rents are payable. Grantor authorizes Lender or Lender’s agents to collect the Rents and directs each tenant of the Property to pay such Rents to Lender or Lender’s agents; provided, however, that prior to the occurrence of an Event of Default, Grantor shall collect and receive all Rents as trustee for the benefit of Lender and Grantor, to apply the Rents so collected to the sums secured by this Deed of Trust in the order provided in Section 2.04 with the balance, so long as no such Event of Default has occurred, to the account of Grantor.

5.02         EVENT OF DEFAULT. Upon the occurrence of an Event of Default, and without the necessity of Lender entering upon and taking and maintaining full control of the Property in person, by agent or by a court- appointed receiver. Lender shall immediately be entitled to possession of all the Rents specified in this Article V as the same become due and payable, including without limitation Rents then due and unpaid, and all such Rents shall immediately upon delivery' of such notice be held by Grantor as trustee for the benefit of Lender only; provided, however, that the written notice by Lender to Grantor of the breach by Grantor shall contain a statement that Lender exercises its rights to such Rents. Grantor agrees that, commencing upon delivery of such written notice of an Event of Default by Lender to Grantor, each tenant of the Property shall make such Rents payable to and pay such Rents to Lender or Lender’s agents on Lender’s written demand to each tenant therefor, delivered to each tenant personally, by mail or by delivering such demand to each rental unit, without any liability on the part of any tenant to inquire further as to the existence of an Event of Default.

DEED OF TRUST – PAGE 8 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

5.03         GRANTOR’S COVENANTS. Grantor covenants that Grantor has not executed any prior assignment of the Rents or any portion thereof, that Grantor has not performed, and will not perform, any acts and has not executed, and will not execute, any Deed of Trust which would prevent Lender from exercising its rights under this Article V and that at the time of execution of this Deed of Trust there has been no anticipation or prepayment of any of the Rents for more than THIRTY (30) days prior to the due dates of such Rents. Grantor covenants that Grantor will not hereafter collect or accept payment of any Rents more than THIRTY (30) days prior to the due dates of such Rents without prior written consent of Lender, Grantor further covenants that Grantor will execute and deliver to Lender such further assignments of Rents as Lender may from time to time request.

5.04         APPOINTMENT OF RECEIVER; POSSESSION OF THE PROPERTY. Upon the occurrence of an Event of Default, Lender may in person, by agent or by a court-appointed receiver, regardless of the adequacy of Lender’s security, enter upon and take and maintain full control of the Property in order to perform all acts necessary and appropriate for the operation and maintenance thereof, including without limitation the execution, cancellation or modification of Leases, the collection of Rents, the making of repairs to the Property, and the execution or termination of contracts providing for the management or maintenance of the Property, all on such terms as are deemed best to protect the security of this Deed of Trust. In the event Lender elects to seek the appointment of a receiver for the Property upon the occurrence of an Event of Default, Grantor consents to the appointment of such receiver. Lender or the receiver shall be entitled to receive a reasonable fee for so managing the Property.

5.05         APPLICATION OF RENTS. All Rents collected subsequent to the occurrence of an Event of Default shall be applied first to the costs, if any, of taking control of and managing the Property and collecting the Rents, including without limitation attorneys’ fees, receiver’s fees, premiums on receiver’s bonds, costs of repairs to the Property, premiums on insurance policies, taxes, assessments, and other charges on the Property, and to the costs of discharging any obligation or liability of Grantor as landlord of the Property, and then to the sums secured by this Deed of Trust. Lender or the receiver shall have access to the books and records used in the operation and maintenance of the Property and shall be liable to account only for those Rents actually received. Lender shall not be liable to Grantor, anyone claiming under or through Grantor or anyone having an interest in the Property by reason of anything done or left undone by Lender under this Article V.

5.06         INSUFFICIENT RENTS. If Rents are not sufficient to meet the costs, if any, of taking control of and managing the Property and collecting the Rents, any funds expended by Lender for such purposes shall become Indebtedness of Grantor to Lender secured by this Deed of Trust. Unless Lender and Grantor agree in writing to other terms of payment, such amounts shall be payable upon notice from Lender to Grantor requesting payment thereof and shall bear interest from the date of disbursement at the rate stated in the Note, unless payment of such interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest non-usurious rate which may be collected from Grantor under applicable law.

5.07         NO WAIVER; TERM. Any entering upon and taking and maintaining of control of the Property by Lender or the receiver and any application of Rents as provided herein shall not cure or waive any default hereunder or invalidate any other right or remedy of Lender under applicable law or provided herein. This assignment of the Rents shall terminate at such time as this Deed of Trust ceases to secure the Indebtedness held by Lender.

ARTICLE VI

GRANTOR’S REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS

Grantor covenants, warrants, represents to and agrees with Lender as follows:

6.01         TITLE TO PROPERTY AND LIENS OF THIS DEED OF TRUST. Grantor has good and indefeasible title to the Land and the Improvements and good and marketable title to the Personal Property, free and clear of any liens, charges, encumbrances, security interests, and adverse claims whatsoever, except for the matters, if any, set forth on Schedule B to the mortgagee title insurance to the extent the same are valid and subsisting and affect the Property and certain liens which are subordinated to the lien of this Deed of Trust under subordination agreements acceptable to Lender. If the interest of Lender in the Property or any part thereof shall be endangered or shall be attacked, directly or indirectly, Grantor authorizes Lender, at Grantor’s expense, to take all necessary and proper steps for the defense of such interest, including the employment of attorneys, the prosecution or defense of litigation, and the compromise or discharge of claims made against such interest.

DEED OF TRUST – PAGE 9 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

6.02         TITLE INSURANCE. Grantor shall, at its (or Debtor’s) sole cost and expense, obtain and maintain mortgagee title insurance (in the form of a commitment, binder, or policy as Lender may require) in form acceptable to Lender in an amount equal to the amount of the Note.

6.03         INSURANCE. Grantor shall promptly obtain and deliver to Lender insurance policies with premiums paid providing extended coverage for all Improvements and other Property against damage by fire and lightning and against such other risks as Lender may require, all in amounts approved by Lender and not less than ONE HUNDRED PERCENT (100.00%) of full replacement cost of all Improvements located on the Property, and in any event not less than the amount of the Indebtedness, and with provision that (a) each of said policies shall not be terminated, reduced or limited regardless of any breach of the representations and agreements set forth therein, and (b) no such policy shall be canceled, endorsed or amended to any extent unless the issuer thereof shall have first given Lender at least THIRTY (30) days’ prior written notice. In case Grantor fails to furnish such policies, Lender, at Lender’s option, may procure such insurance at Grantor’s expense. All renewal and substitute policies of insurance shall be delivered to the office of Lender, premiums paid, at least TEN (10) days before expiration of the insurance protection to be replaced by such renewal or substituted policies. In case of loss, Lender, at Lender’s option, shall be entitled to receive and retain the proceeds of the insurance policies, applying the same toward payment of the Indebtedness, taxes or other sums due and owing by Grantor in connection with the Property in such manner as Lender may elect, or at Lender’s option, Lender may pay the same over wholly or in part to Grantor for the repair of said Improvements or for the erection of new Improvements in their place, or for any other purpose satisfactory to Lender, but Lender shall not be obligated to see to the proper application of any amounts so paid to Grantor. If Lender elects to allow such payments to Grantor, disbursement shall be on such terms subject to such conditions as Lender may specify. Regardless of whether any insurance proceeds are sufficient to pay the costs of repair and restoration of the Property, provided that Lender has paid such proceeds to Grantor, Grantor shall promptly commence and carry out the repair, replacement, restoration and rebuilding of any and all of the Improvements damaged or destroyed so as to return same, to the extent practicable, to the same condition as immediately prior to such damage to or destruction thereof. Grantor shall not permit or carry on any activity within or relating to the Property that is prohibited by the terms of any insurance policy covering any part of the Property or which permits cancellation of or increase in the premium payable for any insurance policy covering any part of the Property. Furthermore, for any portion of the Property situated in an area having special flood hazards (as defined in the Flood Disaster Protection Act of 1973, as amended from time to time, or any similar legislation), Grantor shall provide flood insurance satisfactory to Lender in an amount equal to the replacement cost of the Improvements or the maximum amount of flood insurance available, whichever is the lesser.

6.04         TAXES AND ASSESSMENTS. Grantor shall pay all taxes and assessments against or affecting the Property as the same become due and payable, and, upon request by Lender, Grantor shall deliver to Lender such evidence of the payment thereof as Lender may require. If Grantor fails to do so, Lender may pay them, together with all costs and penalties thereon, at Grantor’s expense; provided, however, that Grantor may in good faith, in lieu of paying such taxes and assessments as they become due and payable, by appropriate proceedings, contest their validity. Pending such contest, Grantor shall not be deemed in default under this Deed of Trust because of such nonpayment if: (a) prior to delinquency of the asserted tax or assessment. Grantor furnishes Lender an indemnity bond secured by a deposit in cash or other security acceptable to Lender, or with a surety acceptable to Lender, in the amount of the tax or assessment being contested by Grantor plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, conditioned that such tax or assessment, with interest, cost and penalties, be paid as herein stipulated; and (b) Grantor promptly pays any amount adjudged by a court of competent jurisdiction to be due with all costs, penalties and interest thereon, on or before the date such judgment becomes final. In any event, the tax, assessment, penalties, interest, and costs shall be paid prior to the date on which any writ or order is issued under which the Property or any part of the Property may be sold in satisfaction thereof.

6.05         TAX AND INSURANCE ESCROW. During the existence of an Event of Default, Grantor agrees to establish reserve accounts for real estate taxes, insurance premiums, and other impositions as may be reasonably requested by Lender from time to time.

DEED OF TRUST – PAGE 10 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

6.06       CONDEMNATION.

(a)          Grantor assigns to Lender all judgments, decrees, and awards for injury or damage, direct or consequential, to the Property, and all awards pursuant to proceedings for condemnation or other taking, whether direct or indirect, of the Property or any part of the Property. Lender may apply any condemnation proceeds to the Indebtedness in such manner as Lender may elect. Grantor shall promptly notify Lender of any action or proceeding (or threatened action or proceeding) relating to any condemnation or other taking, whether direct or indirect, of all or any part of the Property. Grantor shall, unless otherwise directed by Lender in writing, file or defend its claim under any such action and prosecute the same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Lender for disposition pursuant to the terms of this Deed of Trust. Grantor authorizes Lender, at Lender’s option, as attorney-in-fact for Grantor, to commence, appear in, and prosecute, in Lender’s or Grantor’s name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award, payment, or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Lender. Lender shall be entitled to participate in, control, and be represented by attorneys of Lender’s own choice in any such action. Grantor shall deliver, or cause to be delivered, to Lender such instruments as may be requested by it from time to time to permit such participation.

(b)          Grantor authorizes Lender to apply such awards, payments, proceeds, or damages, after the deduction of Lender’s expenses incurred in the collection of such amounts, at Lender’s option, to restoration or repair of the Property, or to payment of the sums secured by this Deed of Trust, whether or not then due, in the order of application set forth in Section 2.04, with the balance, if any, to Grantor.

(c)          In the event Lender, as a result of any such judgment, decree, or award, reasonably believes that the payment or performance of any obligation secured by this Deed of Trust is impaired, Lender may, without notice, declare all of the Indebtedness immediately due and payable.

6.07         TAXES ON NOTE OR DEED OF TRUST. If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, title, liens, or security interests created by this Deed of Trust, or upon the Note, or any part of the Indebtedness, Grantor shall immediately pay all such taxes; provided that, if it is unlawful for Grantor to pay such taxes. Grantor shall prepay the Note in full without penalty within THIRTY (30) days after demand therefor by Lender.

6.08         STATEMENTS BY GRANTOR. At the request of Lender, Grantor shall furnish promptly a written statement or affidavit, in such form as may be required by Lender, stating the unpaid balance of the Note, the date to which interest has been paid and that there are no offsets or defenses against full payment of the Note and performance of the terms of the Loan Documents, or, if there are such offsets or defenses, specifying them.

6.09         REPAIR, WASTE, ALTERATIONS, ETC. Grantor shall keep every part of the Property in good operating order, repair, and condition and shall not commit or permit any waste thereof. Grantor shall make promptly all repairs, renewals, and replacements necessary to such end. Grantor shall discharge all claims for labor performed and material furnished therefor, and shall not suffer any lien of mechanics or materialmen to attach to any part of the Property. Grantor shall have the right to contest in good faith the validity of any such mechanic’s or materialman’s lien, provided Grantor shall first furnish Lender a bond or other security satisfactory to Lender in such amount as Lender shall reasonably require, but not more than ONE HUNDRED TWENTY PERCENT (120.00%) of the amount of the claim, and provided further that Grantor shall thereafter diligently proceed to cause such lien to be removed and discharged. If Grantor shall fail to discharge any such lien, then, in addition to any other right or remedy of Lender, Lender may, but shall not be obligated to, discharge the lien, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed, or otherwise giving security for such claim, or by taking such action as may be prescribed by law. Grantor shall guard every part of the Property from removal, destruction, and damage, and shall not do or suffer to be done any act whereby the value of any part of the property may be lessened. Grantor or any tenant or other person shall not materially alter the Property without the prior written consent of Lender.

DEED OF TRUST – PAGE 11 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

6.10         NO DRILLING OR EXPLORATION. Without the prior written consent of Lender, there shall be no drilling or exploring for or extraction, removal, or production of minerals from the surface or subsurface of the Land. The term “minerals” as used in this Deed of Trust shall include without limitation oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium and all other natural elements, compounds and substances, including sand and gravel.

6.11         COMPLIANCE WITH LAWS. Grantor, the Property, and Grantor’s use of the Property shall comply with all laws, rules, ordinances, regulations, covenants conditions, restrictions, orders and decrees of any governmental authority or court applicable to Grantor or the Property and its use, and Grantor shall pay all fees or charges of any kind in connection therewith. Grantor shall not initiate, participate in, or acquiesce in a change in the zoning classification of the Property without Lender’s prior written consent.

6.12         CERTAIN REPORTS AND INFORMATION. Grantor shall promptly deliver such information concerning Grantor and the Property' as Lender may request.

6.13         HOLD HARMLESS. Grantor shall defend, at Grantor’s own cost and expense, and hold Lender harmless from, any proceeding or claim in any way relating to the Property or the Loan Documents. All costs and expenses incurred by Lender in protecting its interest under this Deed of Trust, including all court costs and reasonable attorneys’ fees and expenses, shall be borne by Grantor. The provisions of this Section shall survive the payment in full of the Indebtedness and the release of this Deed of Trust as to events occurring and causes of action arising before such payment and release.

6.14         FURTHER ASSURANCES. Grantor, upon the request of Lender, shall execute, acknowledge, deliver, and record such further instruments and do such further acts as may be necessary, desirable, or proper to carry out the purposes of this Deed of Trust or the other Loan Documents and to subject to the liens and security interests created by this Deed of Trust or the other Loan Documents any Property intended to be covered by this Deed of Trust and the other Loan Documents pursuant to their terms, including without limitation any renewals, additions, substitutions, replacements, improvements, or appurtenances to the Property.

6.15         RECORDING AND FILING. Grantor shall cause this Deed of Trust and the other recordable Loan Documents and all amendments, supplements, extensions, and substitutions thereof to be recorded, filed, rerecorded, and refiled in such manner and in such places as Lender shall reasonably request. Grantor shall pay all such recording, filing, re-recording, and re-filing fees, title insurance premiums, and other charges.

6.16         PAYMENT OF DEBTS. Grantor shall promptly pay when due all obligations regarding the ownership and operation of the Property, except any such obligations which are being diligently contested in good faith by appropriate proceedings and as to which Grantor, if requested by Lender, shall have furnished to Lender security satisfactory to Lender.

6.17         INSPECTION. Lender may make or cause to be made reasonable entries upon and inspection of the Property.

6.18         PROTECTION OF LENDER’S SECURITY.

(a)          If Grantor fails to perform the covenants and agreements contained in this Deed of Trust, or any action or proceeding is commenced which affects the Property or title thereto or the interest of Lender therein, including without limitation eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, Lender, at Lender’s option may make such appearances, disburse such sums and take such action as Lender deems necessary, in its sole discretion, to protect Lender’s interest, including without limitation, (i) disbursement of attorneys’ fees, (ii) entry upon the Property to make repairs, and (iii) procurement of satisfactory insurance as provided herein.

(b)          Any amounts disbursed by Lender pursuant to this Section with interest thereon, shall become additional indebtedness of Grantor secured by this Deed of Trust. Unless Grantor and Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the rate stated in the Note unless collection from Grantor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest non-usurious rate which may be collected from Grantor under applicable law. Grantor covenants and agrees that Lender shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the Indebtedness. Nothing contained in this Section shall require Lender to incur any expense or take any action under this Deed of Trust.

DEED OF TRUST – PAGE 12 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

6.19         SUBORDINATE DEED OF TRUST. From and after the Effective Date, Grantor shall not, without the prior written consent of Lender, grant any lien, security interest, or other encumbrance (a “Subordinate Deed of Trust") covering any of the Property. If Lender consents to a Subordinate Deed of Trust or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable, any such Subordinate Deed of Trust shall contain express covenants to the effect that:

(a)          The Subordinate Deed of Trust is unconditionally subordinate to this Deed of Trust;

(b)          If any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Deed of Trust, no tenant of any of the Leases shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Lender;

(c)          Rents, if collected by or for the holder of the Subordinate Deed of Trust, shall be applied first to the payment of the Indebtedness then due and expenses incurred in the ownership, operation, and maintenance of the Property in such order as Lender may determine, prior to being applied to any indebtedness secured by the Subordinate Deed of Trust; and

(d)          Written notice of default under the Subordinate Deed of Trust and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Deed of Trust shall be given to Lender with or immediately after the occurrence of any such default or commencement.

6.20         LIENS. Grantor shall promptly discharge any lien which has, or may have, priority over or equality with, the lien of this Deed of Trust, and Grantor shall pay, when due, the claims of all person supplying labor or materials to or in connection with the Property. From and after the Effective Date, without Lender’s prior written permission, Grantor shall not allow any lien inferior to this Deed of Trust to be perfected against the Property.

6.21         BUSINESS USE. Grantor warrants and represents to Lender that the proceeds of the Note will be used solely for business or commercial purposes, and in no way will the proceeds be used for personal, family or household purposes.

6.22         NON-HOMESTEAD. Grantor warrants and represents to Lender that the Property is not the business or residential homestead of Grantor or any other person. Grantor has no present intent to occupy in the future or use or claim in the future the Property either as business or residential homestead.

6.23         APPRAISAL. Lender may at its option obtain at Grantor’s or Debtor’s expense an appraisal of the Property or any part thereof by a third-party appraiser selected and instructed by Lender. The costs of each such appraisal shall be payable to Lender on demand (which obligation Grantor hereby promises to pay or cause to be paid). Such appraisal shall be obtained as often as deemed necessary by Lender or as required by any law or regulation applicable to Lender or loans of the type evidenced by the Note. Each such appraiser and appraisal shall be satisfactory to Lender. The costs of each such appraisal obtained pursuant to this Section shall be payable to Lender on demand (which obligation Grantor hereby promises to pay or cause to be paid) and shall be a part of an obligation to Lender secured by this Deed of Trust, unless prohibited by applicable law. Grantor agrees to cooperate fully with Lender, Lender’s agents, and any appraiser selected by Lender in connection with any appraisal desired or required pursuant to this Section.

DEED OF TRUST – PAGE 13 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

ARTICLE VII

EVENTS OF DEFAULT

The occurrence of an Event of Default under the Loan Agreement shall be an Event of Default hereunder.

ARTICLE VIII

DEFAULT AND REMEDIES

8.01         ACCELERATION AND WAIVER OF NOTICES. Upon the occurrence of an Event of Default, Lender, at Lender’s option, may declare all of the sums secured by this Deed of Trust to be immediately due and payable without further demand and may invoke the power of sale and any other remedies permitted by applicable law or provided herein. Grantor acknowledges that the power of sale granted to Lender may be exercised by Lender without prior judicial hearing. Grantor and each Guarantor (by the execution and delivery of Guarantor’s guaranty), surety, and endorser of all or any part of the Indebtedness expressly waive all presentations for payment, notices of intention to accelerate maturity', notices of acceleration of maturity, notices of intention to demand payment, demands for payment, protests, and notices of protest.

8.02         NOTICE OF SALE. Notice of sale of all or part of the Property by the Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made, at least TWENTY-ONE (21) days preceding the date of the sale, and if the Property to be sold is in more than one county a notice shall be posted at the courthouse door (or other area in the courthouse as may be designated for such public notices) and filed with the county clerk of each county in which the Property to be sold is situated or as otherwise required by the Texas Property Code. If the Property to be sold is in more than one county, the notice shall designate the county in which the Property is to be sold. In addition, Lender shall, at least TWENTY-ONE (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Grantor and each person obligated to pay the Indebtedness secured hereby according to the Lender’s records. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such person at the most recent address as shown by the records of Lender, in a post office or official depository under the care and custody of the United States postal service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor’s address as stated above. Any notice that is to be given by certified mail to any other person may, if no address for such other person is shown by records of Lender, be addressed to such other person at the address of Grantor as is shown by the records of Lender. Notwithstanding the foregoing provisions of this Section notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. The Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the Property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

8.03         TRUSTEE’S SALE. Lender may require the Trustee to sell all or part of the Property, at public auction, to the highest bidder, for cash, at the county courthouse of the county in Texas in which the Property or any part thereof is situated, or if the Property is located in more than one county such sale or sales may be made at the courthouse in any county in which the Property is situated. All sales shall take place at such area of the courthouse as shall be properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, as such other area in the courthouse as may be provided in the notice of sale hereinafter described) of the specified county, between the hours of 10:00 o’clock a.m. and 4:00 o’clock p.m. (the commencement of such sale to occur within three hours following the time designated in the above described notice of sale as the earliest time at which such sale shall occur, if required by applicable law) on the first Tuesday of any month, after giving notice of the time, place and terms of said sale (including the earliest time at which such sale shall occur) and of the Property to be sold in the manner hereinafter described. To the extent permitted by applicable law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. Trustee may sell all or any portion of the Property, together or in lots or parcels. In no event shall Trustee be required to exhibit, present or display at any such sale any of the Personal Property to be sold at such sale, Lender may bid and become the purchaser of all or any part of the Property at any trustee's or foreclosure sale hereunder, and the amount of Lender's successful bid may be credited on the Indebtedness. In the event any sale hereunder is not completed or is defective in the opinion of Lender, such sale shall not exhaust the power of sale hereunder, and Lender shall have the right to cause a subsequent sale or sales to be made hereunder.

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8.04         PARTIAL SALES. The sale by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sales under such power until the whole of the Property shall be sold; and if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Indebtedness and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Property, but Lender shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property. If there is a default on the payment of any installment on the Note or any portion of the Indebtedness, and Lender elects not to accelerate the unpaid balance of the Note or Indebtedness, Lender shall have the option to proceed with foreclosure in satisfaction of such unpaid installment or other amount either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due. It is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this Section. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness.

8.05         FORECLOSURE OF ALL PROPERTY. The Land, Improvements, and Personal Property may be sold in one or more public sales pursuant to the Texas Property Code and the Code. Grantor shall assemble the Personal Property and make it available to Lender upon Lender’s written request. Grantor and all persons obligated to pay the Indebtedness agree that notice of sale of the Property provided pursuant to Section 8.02 above and pursuant to the Texas Property Code is and shall constitute commercially reasonable notice of the sale of the Property or any part of the Property. Lender shall also be entitled to foreclose its security interests against the Personal Property in accordance with any other rights and remedies Lender may have as a secured party under the Code.

8.06         TRUSTEE’S DEED. Trustee shall deliver to the purchaser a Trustee’s deed and such other assignments and documents of transfer and sale as Trustee may deem necessary conveying the Property so sold in fee simple with covenants of general warranty. Grantor covenants and agrees to defend generally the purchaser’s title to the Property against all claims and demands. At any such sale (a) Grantor hereby agrees, in its behalf and in behalf of Grantor’s heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Lender, the occurrence or existence of any default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the giving of notice to all persons legally entitled thereto, the time, the place, terms and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Lender or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (b) the purchaser may disaffirm any easement granted, subdivision plat filed, or rental, lease or other contract made in violation of any provision or this Deed of Trust, and may take immediate possession of the Property free from, and despite the terms of, such grant of easement, subdivision plat, or rental, lease or other contract.

8.07         PROCEEDS OF SALE. Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including but not limited to, reasonable Trustee’s fees and attorneys’ fees and costs of title evidence; (b) to all sums secured by this Deed of Trust in such order as Lender, in Lender’s sole discretion, directs; and (c) the excess, if any, to the person or persons legally entitled thereto.

8.08         POSSESSION AFTER SALE. Grantor or any person holding possession of the Property through Grantor shall immediately surrender possession of the Property to the purchaser at such sale upon the purchaser’s written demand. If possession is not surrendered upon the purchaser’s written demand, Grantor or such person shall be a tenant at sufferance and may be removed by writ of possession or by an action for forcible entry and detainer.

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8.09         COSTS AND EXPENSES. Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including but not limited to, attorneys’ fees and costs of documentary evidence, abstracts, and title reports.

8.10         SUBSTITUTE TRUSTEE. Lender, at Lender’s option, with or without cause, may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder by an instrument recorded in the county in which this Deed of Trust is recorded. Without conveyance of the Property, the successor trustee shall succeed to all title, power, and duties conferred upon the Trustee by this Deed of Trust and by applicable law.

8.11         REMEDIES CUMULATIVE. Each remedy provided in this Deed of Trust is distinct and cumulative to all other rights or remedies under this Deed of Trust or afforded by law or equity, and may by exercised concurrently, independently, or successively, in any order whatsoever.

8.12         FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Lender of payment of any sum secured by this Deed of Trust after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Indebtedness, nor shall Lender’s receipts of any awards, proceeds or damages under this Deed of Trust operate to cure or waive Grantor’s default in payment of sums secured by this Deed of Trust.

8.13         WAIVER OF DEFICIENCY STATUTE. In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or non-judicial foreclosure sale. Grantor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Grantor agrees that Lender shall be entitled to seek a deficiency judgment from Grantor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Property was sold pursuant to judicial or non-judicial foreclosure sale. Grantor expressly recognizes that this Section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Grantor and other persons against whom recovery of deficiencies is sought or Guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Grantor further recognizes and agrees that this waiver creates an irrefutable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Grantor, Guarantor, and others against whom recovery of a deficiency is sought.

8.14         WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Grantor, any party who consents to this Deed of Trust, and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice of this Deed of Trust and Lender’s rights and interests under this Deed of Trust, hereby waive any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided by this Deed of Trust.

ARTICLE IX
ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS

9.01         DEFINITIONS. For the purposes of this Deed of Trust, Grantor, Lender, and Trustee agree that, unless the context otherwise specifies or requires, the following terms shall have the following meanings:

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(a)          “Environmental Claim” means any investigative, enforcement, cleanup, removal, containment, remedial, or other governmental or regulatory action at any time threatened, instituted, or completed pursuant to any Governmental Requirements against Grantor or against or with respect to the Property or its use, and any claim threatened or made by any person against Grantor or against or with respect to the Property or its use relating to damage, contribution, cost recovery, compensation, or injury resulting from any alleged breach or violation of any Governmental Requirements.

(b)          “Environmental Condition” means any condition, circumstances, or matter related to or connected with the Property or Grantor’s ownership and use of the Property which is covered by any Governmental Requirements.

(c)          “Governmental Requirements” means any and all laws, statutes, ordinances, rules regulations, orders, or determinations of any governmental authority, whether federal, state, county, city, or otherwise pertaining to health, safety, or the environment in effect in any and all jurisdictions in which Grantor conducts business or where the Property is located, including without limitation: (i) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.) as amended from time to time including without limitation as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (“RCRA ”) and regulations promulgated thereunder; (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) as amended from time to time, including without limitation as amended by the Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”). and regulations promulgated thereunder; (iii) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), as amended from time to time; (iv) the Americans with Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.) as amended from time to time (“ADA”), and all regulations and guidelines promulgated pursuant to the ADA, and all other similar laws, including without limitation the Architectural Barriers Act of 1968, the Texas Architectural Barriers Statute of 1978, and the Fair Housing Amendments Act of 1958, and all as amended from time to time and including all regulations promulgated pursuant to any one or more of them; (v) the Endangered Species Act (15 U.S.C. § 1531 et seq.) as amended from time to time; (vi) laws, statutes, ordinances, rules, regulations, orders, or determinations relating to wetlands, including without limitation those set forth in the Clean Water Act (33 U.S.C. § 1251 et seq.) as amended from time to time; (vii) the Texas Water Code, as amended from time to time; and (viii) the Texas Solid Waste Disposal Act (Tex. Health & Safety Code Ann. § 361.001-361.345), as amended from time to time.

(d)          “Hazardous Materials” means (i) any “hazardous waste” as defined by RCRA, and regulations promulgated thereunder; (ii) any “hazardous substance” as defined by CERCLA, and regulations promulgated thereunder; (iii) any toxic substance as defined under or regulated by the Toxic Substances Control Act; (iv) asbestos, polyclorinated biphenyls, radon, or explosive or radioactive materials; (v) underground and above ground storage tanks, whether empty, filled or partially filled with any substance, including without limitation any petroleum product or any other “hazardous substance;” (vi) any substance the presence of which on the Property is prohibited by any Governmental Requirements; and (vii) any other substance which by any Governmental Requirement requires special handling or notification of any federal, state, or local governmental entity in its collection, storage, treatment, or disposal.

(e)          “Hazardous Materials Contamination” means the contamination (whether presently existing or hereafter occurring) of any improvements, facilities, soil, groundwater, air, or other elements on or of the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air, or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Deed of Trust) emanating from the Property.

9.02       REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants to Lender that:

(a)          Grantor has obtained all necessary permits, licenses, and authorizations for the Property and Grantor’s use of the Property, including without limitation all necessary permits, licenses, and authorizations for Grantor’s intended development of the Property, construction of the Improvements, or any other improvements to or construction on the Property, if applicable; and

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(b)          The Property is in compliance with all Governmental Requirements, and Grantor's intended use of the Property will comply with all Governmental Requirements; and

(c)          Not in limitation of the foregoing, that: (i) no Hazardous Materials are now located on the Property, and neither Grantor nor, to the best of Grantor’s knowledge and belief after due inquiry, any other person has ever caused or permitted any Hazardous Materials to be placed, held, located, or disposed of on, under, or at the Property or any part thereof; (ii) no part of the Property is being used or to the best of Grantor’s knowledge and belief after due inquiry, has been used at any previous time for the disposal, storage, treatment, processing, or other handling of Hazardous Materials, nor is any part of the Property affected by any Hazardous Materials contamination; (iii)to the best of Grantor’s knowledge and belief after due inquiry, no property adjoining the Property is being used, or has ever been used at any previous time, for the disposal, storage, treatment, processing, or other handling of Hazardous Materials, nor is any other properly adjoining the Property affected by Hazardous Materials Contamination; (iv) to the best of Grantor’s knowledge and belief after due inquiry, no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Property; and (v) to the best of Grantor’s knowledge and belief after due inquiry, the Property is not currently on and has never been on any federal or state "Superfund” or “Superlien” list.

9.03         GRANTOR’S COVENANTS. Grantor agrees to (a) give notice to Lender immediately upon Grantor’s acquiring knowledge of the presence of any Hazardous Materials on the Property or of any Hazardous Materials Contamination with a full description thereof; (b) give notice to Lender immediately upon Grantor’s acquiring knowledge of any Environmental Claim; (c) comply at all times with any Governmental Requirements applicable to the Property; (d) require all employees, agents, or representatives of Grantor, all tenants and their agents and employees, and all contractors, subcontractors, suppliers, or other persons performing or involved in the construction or maintenance of the Property and Improvements to comply at all times with all Governmental Requirements; (e) provide Lender with satisfactory evidence of such compliance with Governmental Requirements; and (f) provide Lender, within THIRTY (30) days after demand by Lender, with a bond, letter of credit, or similar financial assurance evidencing to Lender’s satisfaction that the necessary funds arc available to pay the cost of complying with any Governmental Requirements, including without limitation removal, treatment and disposal of Hazardous Materials on the Property or Hazardous Materials Contamination to the Property and discharge of any assessments or liens which may be established on or against the Property as a result thereof.

9.04         SITE ASSESSMENTS. Lender (by its officers, employees, and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract for the services of persons (the “Site Reviewers”) to perform site assessments (“Site Assessments”) on the Property for the purpose of determining whether there exists on the Property any Environmental Condition which could reasonably be expected to result in a violation of any Governmental Requirements or in an Environmental Claim. The Site Assessments may be performed at any time upon reasonable notice to Grantor, and under reasonable conditions established by Grantor which do not impede the performance of the Site Assessments. The Site Reviewers are authorized to enter upon the Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Property and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Grantor will supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Lender shall make the results of such Site Assessments fully available to Grantor, which (prior to an Event of Default hereunder) may, at Grantor's election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Grantor upon demand of Lender and any such obligations shall be Indebtedness secured by this Deed of Trust.

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9.05         INDEMNIFICATION. GRANTOR, FOR VALUABLE CONSIDERATION WHICH GRANTOR ACKNOWLEDGES RECEIVING, SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS LENDER AND TRUSTEE FROM AND AGAINST ANY AND ALL LIABILITIES (INCLUDING STRICT LIABILITY AND INCLUDING, WITH REGARD TO SITE ASSESSMENTS, LENDER’S OWN NEGLIGENCE), ACTIONS, DEMAND, PENALTIES, LOSSES, COSTS, OR EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEYS’ FEES AND EXPENSES, AND REMEDIAL COSTS), SUITS, COSTS OF ANY SETTLEMENT OR JUDGMENT AND CLAIMS OF ANY AND EVERY KIND WHATSOEVER WHICH MAY NOW OR IN THE FUTURE (WHETHER BEFORE OR AFTER THE RELEASE OF THIS DEED OF TRUST) BE PAID, INCURRED, OR SUFFERED BY OR ASSERTED AGAINST LENDER OR TRUSTEE BY ANY PERSON OR ENTITY OR GOVERNMENTAL AGENCY FOR, WITH RESPECT TO, OR AS A DIRECT OR INDIRECT RESULT OF AND VIOLATION OR BREACH OF ANY GOVERNMENTAL REQUIREMENTS OR ANY ENVIRONMENTAL CLAIM, REGARDLESS OF WHETHER OR NOT CAUSED BY OR WITHIN THE CONTROL OF GRANTOR, LENDER OR TRUSTEE. THE REPRESENTATIONS, COVENANTS, WARRANTIES, AND INDEMNIFICATION CONTAINED IN THIS ARTICLE IX SHALL SURVIVE THE RELEASE OF THIS DEED OF TRUST.

9.06         LENDER’S RIGHTS. Lender shall have the right, but not the obligation, prior or subsequent to an Event of Default, without in any way limiting Lender’s other rights and remedies under this Deed of Trust, to enter onto the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Environmental Condition on the Property following receipt of any notice from any person or entity asserting the existence of any Environmental Condition pertaining to the Property or any part thereof which if true, could result in an order, suit, imposition of a lien on the Property, or other action and/or which, in Lender’s sole opinion, could jeopardize Lender’s security under this Deed of Trust. All costs and expenses paid or incurred by Lender in the exercise of any such rights shall be Indebtedness secured by this Deed of Trust and shall be payable by Grantor upon demand.

9.07         NO WAIVER. Notwithstanding any provision in this Article IX or elsewhere in this Deed of Trust, or any rights or remedies granted by this Deed of Trust, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to or available to Lender under the ‘security interest exception’ set forth in 40 C.F.R. § 300.1100. No action taken by Lender pursuant to this Deed of Trust or any other Loan Document shall be deemed or construed to be a waiver or relinquishment of any rights or benefits under the “secured creditor exemption” or '‘secured party exemption” under CERCLA.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1         RELEASE. Upon payment of all sums and the performance of all obligations secured by this Deed of Trust, Lender shall release this Deed of Trust. Partial releases of the lien of this Deed of Trust shall be permitted as set forth in Section 2(e) of the Loan Agreement. Grantor shall pay or cause to be paid Lender's reasonable costs incurred in any full or partial release of this Deed of Trust.

10.2         GRANTOR AND LIEN NOT RELEASED. From time to time, Lender may, at Lender’s option, without giving notice to or obtaining the consent of Grantor, Grantor’s successors or assigns or any junior lienholder or Guarantor, without liability on Lender’s part and notwithstanding the existence of an Event of Default, extend the time for payment of the Indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of the Indebtedness, accept a renewal note or notes therefor, modify the terms and time of payment of the Indebtedness, release from the liens of this Deed of Trust any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Grantor to modify the rate of interest or period of amortization of the Note or change the amount of the installments payable thereunder. Any actions taken by Lender pursuant to the terms of this Section shall not affect the obligation of Grantor or Grantor’s successors or assigns to pay the sums secured by this Deed of Trust and to observe the covenants of Grantor contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the Indebtedness or any part thereof, and shall not affect the liens or priority of liens of this Deed of Trust on the Property. Grantor shall pay Lender a reasonable charge, together with such title insurance premiums and attorneys’ fees as may be incurred at Lender’s option, for any such action if taken at Grantor’s request.

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10.3         NOTICE. Except for any notice required under applicable law to be given in another manner, (a) any notice to Grantor provided for in the Deed of Trust or in the Note shall be given by mailing such notice by United States mail, postage prepaid, addressed to Grantor at Grantor’s address stated in this Deed of Trust or at such other address as Grantor may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be given by United States mail, postage prepaid, addressed to Lender at Lender’s address stated in this Deed of Trust or to such other address as Lender may designate by notice to Grantor as provided herein. Any notice provided for in this Deed of Trust or in the Note shall be deemed to have been given to Grantor or Lender when given in the manner designated herein, but actual notice, however given or received, shall always be effective.

10.4         SUCCESSORS AND ASSIGNS BOUND. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Grantor.

10.5         JOINT AND SEVERAL LIABILITY. All covenants and agreements of Grantor (if more than one) shall be joint and several.

10.6         AGENTS. In exercising any rights hereunder or taking any actions provided for herein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

10.7         GOVERNING LAW. THIS DEED OF TRUST SHALL BE GOVERNED BY THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS.

10.8         SEVERABILITY. In the event that any provision of this Deed of Trust or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provisions, and to this end the provisions of this Deed of Trust and the Note are declared to be severable.

10.9         USURY DISCLAIMER. The term “Maximum Lawful Rate” means the maximum rate of interest and the term Maximum Lawful Amount means the maximum amount of interest that is permissible under applicable state or federal law for the type of loan evidenced by the Note and the other Loan Documents. Lender does not intend to contract for, charge or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Lender and Grantor agree that all amounts of interest, whenever contracted for, charged or received by Lender, with respect to the loan of money evidenced by the Note or with respect to any other amount payable under this Deed of Trust or any of the other Loan Documents, shall be spread, prorated or allocated over the full period of time the Note is unpaid, including the period of any renewal or extension of the Note. If demand for payment of the Note is made by Lender prior to the full stated term, the total amount of interest contracted for, charged or received to the time of such demand shall be spread, prorated or allocated along with any interest thereafter accruing over the full period of time that the Note thereafter remains unpaid for the purpose of determining if such Interest exceeds the Maximum Lawful Amount. At maturity (including maturity due to Lender’s acceleration of the Note) or on earlier final payment of the Note. Lender shall compute the total amount of interest that has been contracted for, charged or received by Lender or payable by Debtor under the Note and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by Lender. If such computation reflects that the total amount of interest that has been contracted for, charged or received by Lender or payable by Debtor exceeds the Maximum Lawful Amount, then Lender shall apply such excess to the reduction of the principal balance and not to the payment of interest; or if such excess interest exceeds the unpaid principal balance, such excess shall be refunded to Debtor. This provision concerning the crediting or refund or excess Interest shall control and take precedence over other agreements between Debtor and Lender so that under no circumstances shall the total interest contracted for, charged or received by Lender exceed the Maximum Lawful Amount.

10.10         PARTIAL INVALIDITY. In the event any portion of the sums intended to be secured by this Deed of Trust cannot be lawfully secured hereby, payments in reduction of such sums shall be applied first to those portions not secured hereby.

10.11         CAPTIONS. The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret or define the terms and provisions of this Deed of Trust.

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10.12         DEFINITIONS. Capitalized terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Texas Business & Commerce Code (the "Code"). All references to dollar amounts shall mean amounts in lawful money of the United States of America.

10.13         WAIVER OF JURY TRIAL. GRANTOR AND LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS DEED OF TRUST OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ANY RELATED DOCUMENT OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. GRANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS DEED OF TRUST ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

10.14         PATRIOT ACT NOTICE. LENDER HEREBY NOTIFIES GRANTOR AND EACH GUARANTOR THAT PURSUANT TO THE REQUIREMENTS OF THE USA PATRIOT ACT, 31 U.S.C. § 5318 (THE "ACT"), IT IS REQUIRED TO OBTAIN, VERIFY AND RECORD INFORMATION THAT IDENTIFIES GRANTOR AND EACH GUARANTOR, WHICH INFORMATION INCLUDES THE NAME AND ADDRESS OF GRANTOR AND EACH GUARANTOR AND OTHER INFORMATION THAT WILL ALLOW SUCH LENDER TO IDENTIFY GRANTOR AND EACH GUARANTOR IN ACCORDANCE WITH THE ACT.

10.15         FACT ACT CERTIFICATION. Grantor hereby acknowledges that Lender may report information about the Indebtedness of Grantor to credit bureaus. Late payments, missed payments or other defaults on the Indebtedness may be reflected in Grantor's credit report.

10.16         INCORPORATION OF NOTICE OF FINAL AGREEMENT. It is the intention of Grantor, Guarantor and Lender that the following NOTICE OF FINAL AGREEMENT be incorporated by reference into each of the Loan Documents (as the same may be amended, modified or restated from time to time). Grantor. Guarantor and Lender warrant and represent that the entire agreement made and existing by or among Grantor. Guarantor and Lender with respect to the Indebtedness is and shall be contained within the Loan Documents, and that no agreements or promises exist or shall exist by or among, Grantor, Guarantor and Lender that are not reflected in the Loan Documents.

NOTICE OF FINAL AGREEMENT

THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR. CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

NOTICE OF INDEMNIFICATION

GRANTOR HEREBY ACKNOWLEDGES AND AGREES THAT THIS DEED OF TRUST CONTAINS CERTAIN INDEMNIFICATION PROVISIONS (INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN SECTIONS 4.09 AND 9.05 HEREOF) WHICH, IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION BY GRANTOR OF LENDER FROM CLAIMS OR LOSSES ARISING AS A RESULT OF LENDER'S OWN NEGLIGENCE.

DEED OF TRUST – PAGE 21 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

DEED OF TRUST – PAGE 22 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

EXECUTED as of the date of the acknowledge below, but to be effective as of the date first written above.

GRANTOR:

________________________________ [FORM ONLY—DO NOT EXECUTE]

By:
Name:
Title:

STATE OF TEXAS	§
COUNTY OF _______________	§

This instrument was acknowledged before me on                                  , 20       ,by                                 ,
of _____________________________, a________________________________, on behalf of said entity.

[SEAL]
Notary Public, State of Texas

DOCUMENT PREPARED BY:

Steven S. Camp
Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, Texas 75201-4761

DEED OF TRUST – PAGE 23 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

EXHIBIT A
LEGAL DESCRIPTION